REAL ESTATE PURCHASE AND SALE CONTRACT

by and between

GREEN DESK LLC,
a Michigan limited liability company

as BUYER

and

AIR REALTY GROUP LLC,
a Connecticut limited liability company

as SELLER

Property: A portion of the real property located at 236 New Hartford Road,
Barkhamsted, Connecticut and described on Exhibit A

REAL ESTATE PURCHASE AND SALE CONTRACT

THIS REAL ESTATE PURCHASE AND SALE CONTRACT (this “Agreement” or “Purchase Agreement”) made and entered into effective as of the 18th day of May, 2016, by and between AIR REALTY GROUP LLC, a Connecticut limited liability company (“Seller”), having a mailing address at 236 New Hartford Road, Barkhamsted, Connecticut  06063, and Green Desk LLC, a Michigan limited liability company, or its assigns, having a mailing address at 28470 Thirteen Mile Road, Suite 220, Farmington Hills, MI 48334 (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is the fee simple owner of and is willing to sell a portion of the real property and the improvements thereon, the address of which is 236 New Hartford Road, Barkhamsted, Connecticut 06063 as more fully described in Exhibit A attached hereto, which such portion is depicted on Exhibit A-1 attached hereto, and expressly excluding the Excluded Parcel (as defined herein), and Buyer is willing to purchase such real property from Seller, upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Definitions. In addition to other words and terms defined elsewhere in this Agreement, as used herein the following words and terms shall have the following meanings, respectively, unless the context hereof otherwise clearly requires:

(a)           “Closing” shall mean the consummation of the purchase and sale of all of the Premises (as defined below) in accordance with the terms of this Agreement; and “Closing Date” shall mean the date on which the Closing actually occurs.

(b)           “Due Diligence Materials” shall mean:

(i)      Copies of Real Estate Tax Bills for the prior 3 years;

(ii)      Reviewed and/or audited (if available) financial statements for Parent for the previous 2 years;

(iii)      List of any capital improvements to the Premises that have been completed in the past 3 years;

(iv)     Copy of any easement and/or operating agreements that govern the Premises;

(v)      Copy of insurance certificate;

(vi)     Copies of any surveys of the Premises;

1

(vii)     Site plan and any as-built plans for the Premises;

(viii)     Copies of certificates of occupancy for the tenant space(s);

(ix)      Copies of any existing environmental reports, studies, site assessments, audits or similar documents;

(x)       Copies of any existing property condition reports;

(xi)       Roof information (e.g. age, condition, warranty status); and

(xii)     Schedule of any current or pending litigation.

(c)           “Earnest Money Deposit” shall mean the deposit of $20,000 to be given by Buyer to Escrow Agent pursuant to Section 3(a) of this Agreement, as well as all interest earned thereon in the interest-bearing money market account in which Escrow Agent is required to place the Earnest Money Deposit.

(d)           “Effective Date” of this Agreement shall mean that date upon which the last of the Buyer and Seller has executed and delivered this Agreement and the Deposit has cleared.

(e)           “Escrow Agent” shall mean Title Source, Inc., the address of which is 662 Woodard Avenue, 9th Floor, Detroit, Michigan 48226.

(f)           “Environmental Claim” means any and all administrative, regulatory or judicial actions, suits, directives, demands, claims, liens, proceedings or written notices of noncompliance or violation by any person alleging potential liability arising out of, based on or resulting from:  (1) the presence, Release of or exposure to any Hazardous Material at any location, whether or not owned by the Seller; or (2) circumstances forming the basis of any actual or alleged violation of any Environmental Law.

(g)           “Environmental Laws” means all applicable common laws, and all federal, state or local statutes, laws, rules, ordinances, codes, regulations, judgments, and orders, in effect on the Closing Date and relating to the environment, natural resources, or Hazardous Materials, including Releases of Hazardous Materials.

(h)           “Excluded Parcel” means that portion of the real property described in Exhibit A attached hereto, which is identified on Exhibit A-1 attached hereto as the “Excluded Parcel” (and indicated with cross-hatching), consisting entirely of unimproved land.

(i)           “Guaranty” shall mean the Guaranty of all rent and all other tenant obligations for the Lease, to be entered into at Closing by Air Industries Group, a Nevada corporation (“Parent”), as guarantor, in the form attached as Exhibit G hereto.

2

(j)           “Hazardous Materials” shall mean all toxic or hazardous materials, chemicals, wastes, pollutants or similar substances, including, without limitation, Petroleum (as hereinafter defined), asbestos insulation, polychlorinated biphenyls and/or urea formaldehyde insulation, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, regulation or ordinance currently in existence or hereafter enacted or rendered (hereinafter collectively referred to as the “Hazardous Materials Laws”) including, but not limited to, those materials or substances defined as “hazardous substances,” “hazardous materials,” “toxic substances” or “pollutants” or words of similar import or regulatory effect in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., the Clean Air Act, 42 U.S.C. Sections 7401 et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., and any applicable statutes, ordinances or regulations under the laws of the State in which the Premises is located, and any rules and regulations promulgated thereunder, all as presently or hereafter amended. “Petroleum” for purposes of this Agreement shall include, without limitation, oil or petroleum (or petroleum-derived products) of any kind and in any form including but not limited to oil, petroleum, fuel oil, oil sludge, oil refuse, oil mixed with other waste, crude oil, gasoline, diesel fuel and kerosene.

(k)           “Improvements” shall mean the building(s) on the Property, and the other related improvements and all appurtenances thereto, including but not limited to all pavement, accessways, curb cuts, parking, drainage systems and facilities, landscaping, and utility facilities and connections for sanitary sewer, potable water, irrigation, electricity, telephone and telecommunications and natural gas, if applicable or required by the Lease, to the extent the same form a part of the Premises; provided, however, Improvements shall not include any personal property or trade fixtures located on or placed on the Premises by Seller.

(l)           “Inspection Period” shall mean that period of time starting on the Effective Date of this Agreement and terminating on July 29, 2016.

(m)           “Lease” shall mean the Lease Agreement for the Premises to be entered into at Closing between Buyer, as landlord, and Seller, as tenant, whereby such Lease Agreement(s) shall be in the form attached hereto on Exhibit H. The Lease term shall be fifteen (15) years, together with three (3) successive five-year extensions.

(n)           “Lender” shall mean the mortgage lender selected by Borrower, in its discretion, to finance the Borrower’s acquisition of the Premises.  Initially, the “Lender” shall be United Bank; provided, however, that Buyer may change the identity of the Lender at any time in its discretion.

3

(o)           “Loan” shall mean the loan made by Lender to Buyer in connection with Buyer’s acquisition of the Premises, which such loan is secured by a first priority mortgage on the Property.

(p)           “Lot Split” shall mean (1) the receipt of all governmental approvals necessary to (A) obtain separate tax identification numbers for the Property and the Excluded Parcel, and (B) convey the Property, and (2) the issuance of separate tax identification numbers for the Property and the Excluded Parcel, which such issuance may occur simultaneously with the Closing.

(q)           “Permits” shall mean all of the governmental permits, including licenses and authorizations, required for the construction, ownership and operation of the Improvements on the Premises, including without limitation certificates of occupancy, building permits, signage permits, site use approvals, zoning certificates, environmental and land use permits and any and all necessary approvals from state or local authorities.

(r)           “Permitted Exceptions” shall mean those items described on Exhibit B attached hereto, except to the extent such items only affect the Excluded Parcel after accomplishment of the Lot Split (as defined herein), and those items approved in writing by Buyer during its Inspection Period with respect to title for the Premises.

(s)           “Personalty” shall mean all items of tangible personal property owned or leased by Seller which are located on and which are used or useful in connection with the maintenance and operation of the Premises.

(t)           “Plans” shall mean the final “as-built” plans and specifications for the Improvements, which are to be furnished by Seller to Buyer pursuant to Section 5(a)(i) of this Agreement.

(u)           “Premises” shall mean the Property, together with all of the Improvements, tenements, hereditaments and appurtenances belonging or in any way appertaining to the Property, and all of Seller’s rights, title and interest in and to (i) any and all property lying in the bed of any street, road or avenue, open or proposed, in front of or adjoining such real property to the center line thereof, (ii) any strips and gores of land adjacent to, abutting or used in connection with such real property, (iii) any easements and rights, if any, inuring to the benefit of such real property or to Seller in connection therewith, and (iv) all tangible and intangible personal property, including fixtures, located on or about or arising out of the ownership of the Property; and, to the extent assignable, all right, title and interest in and to all licenses, permits and franchises issued by any State, Federal or local municipal authorities, relating to the use, maintenance or operation of the Property.

4

(v)           “Property” shall mean a portion of the parcel of land described on Exhibit A hereto, which such portion is depicted on Exhibit A-1 attached hereto, and expressly excluding the Excluded Parcel.

(w)           “Purchase Price” shall mean Two Million Two Hundred Thousand and 00/100 Dollars ($2,200,000.00).

(x)           “Release” means any actual releasing, spilling, pumping, pouring, emitting, emptying, leaking, injecting, depositing, disposing, discharging, dispersal, escaping, leaching, dumping or migration into or through the environment, including the soil, surface water or groundwater, and including the abandonment or discarding of containers and other closed receptacles containing Hazardous Materials.

(y)           “Tenant” shall mean Seller in its capacity as lessee under the Lease.

(z)           “Title Company” shall mean Title Source, Inc. or another title insurance company selected by Buyer and licensed in Connecticut, which shall issue the owner’s policy of title insurance required hereunder.

2.           Purchase and Sale of Premises. Subject to the terms, provisions and conditions set forth herein, Seller hereby agrees to sell the Premises to Buyer, and Buyer hereby agrees to purchase the Premises from Seller.

3.           Purchase Price for Premises. The Purchase Price for the Premises shall be payable in the following manner:

(a)           Earnest Money Deposit. Not later than two (2) days following the date on which Buyer shall receive a counterpart of this Agreement fully executed by Buyer and Seller, Buyer shall deposit with Escrow Agent the Earnest Money Deposit hereunder, to be held and disbursed in accordance with the terms of this Agreement. After clearance of funds, Escrow Agent shall hold the Earnest Money Deposit in an interest bearing money market account at a federally insured financial institution reasonably acceptable to Buyer and Escrow Agent, and interest earned thereon shall be reported under the United States Taxpayer Identification Number of Buyer. All interest earned on the Earnest Money Deposit, or any portion thereof, shall be deemed to constitute a portion of the Earnest Money Deposit and shall be disbursed in accordance with the terms of this Agreement. The principal amount of the Earnest Money Deposit shall be credited to the cash due from Buyer at Closing.

(b)           Balance of Purchase Price. The balance of the Purchase Price, less any apportionments set forth in Section 7 hereof and interest earned on the Earnest Money Deposit, shall be paid in full by Buyer at the Closing by wire transfer of immediately available federal funds as Seller shall direct.

5

4.           Closing Date. The Closing shall take place on or before the fifth (5th) business day after Buyer’s written notice to Seller (the “Closing Notice”) that (i) all loan documents to be executed in connection with the Loan are in final form, as confirmed by Lender’s counsel, and (ii) the Lender is ready, willing and able to fund the Loan (collectively, the “Loan Closing Conditions”); provided, however, that in no event shall Closing occur prior to the expiration of the Inspection Period.  In the event the Closing has not occurred on or before July 29, 2016 due to the failure to satisfy the Loan Closing Conditions, then either party may terminate this Agreement upon written notice to the other party and the Escrow Agent, whereupon the Earnest Money Deposit and all interest earned thereon shall be returned to Buyer and this Agreement shall terminate and become null and void and all parties hereto shall be relieved of all obligations hereunder, except for those obligations which expressly survive.  Notwithstanding the foregoing, in the event the Buyer provides the Closing Notice prior to July 29, 2016, then Seller may, upon written notice to Buyer within two (2) business days of receipt of the Closing Notice, extend the Closing Date by up to thirty (30) days; provided that such extension will not affect the terms of, or the Lender’s ability to make, the Loan.

5.           Conditions to Buyer’s Obligation to Close. Buyer’s obligation to purchase the Premises on the Closing Date is subject to the satisfaction of the following contingencies and conditions in the manner and within the time limits herein specified:

(a)           On the Effective Date of this Agreement:

Seller shall deliver to Buyer (at no cost to Buyer) copies of the Due Diligence Materials and any and all other tests, surveys, examinations, plans, appraisals, permits, licenses, environmental studies or reports and other studies or investigations for or regarding the Premises which the Seller may have in its possession or control.

(b)           Within the Inspection Period:

(i) Within ten (10) days after the Effective Date hereof, Seller shall have delivered to Buyer a Commitment from the Title Company for an owner’s title insurance policy (ALTA form) with respect to the Premises, naming Buyer as the Proposed Insured in the amount of the Purchase Price applicable to that Premises and with standard exceptions deleted (the “Title Commitment”), and within the Inspection Period, Buyer shall have reviewed and approved the Title Commitment or approved the Title Commitment subject to satisfaction of specified objectives.

(ii)           Buyer shall have obtained, reviewed and approved an ALTA as built survey for such Premises, in a form acceptable to Buyer, at Buyer’s sole cost and expense; provided, however, that at Closing Buyer shall receive a credit from Seller for half (1/2) of the cost of such survey.

6

(iii)           Buyer shall have otherwise determined, in its sole and absolute discretion, that the Premises is satisfactory in all respects, including, without limitation, the physical and environmental condition thereof pursuant to Buyer’s inspections conducted in accordance with Section 8 below.

(iv)           Buyer’s (at its expense) receipt of Satisfactory Zoning (PZR) Report and Satisfactory Property Condition Report (“PCR”); provided, however, notwithstanding anything to the contrary contained in this Agreement, if the PCR discloses any “immediate required repairs”, Buyer may elect to close and cause one hundred twenty five percent of the repair and replacement costs for the immediate required repairs to be held in escrow with the Title Company to be used by Buyer to repair and/or replace such items (subject to Seller agreeing thereto).

(v)           This Purchase Agreement shall terminate upon expiration of the Inspection Period unless Buyer has delivered to Seller a written notice that Buyer shall proceed with the purchase of the Premises, (the “Notice to Proceed”).  If the Notice to Proceed has been timely delivered, the parties shall each be required to consummate the Closing subject only to the conditions for Closing set forth in this Agreement.

(c)       On the Closing Date:

(i)           Tenant shall be open and operating its business at the Premises.

(ii)           The representations and warranties of Seller set forth in Section 11 hereof shall be true, correct and complete in all material respects on and as of the Closing Date.

(iii)           Each physical/engineering and environmental assessment approved by Buyer during the Inspection Period shall continue to accurately reflect the environmental condition of the Premises.

(iv)           Seller shall not have filed or have had filed against it a petition seeking relief under the bankruptcy or other similar laws of the United States or any state thereof.

(v)           Buyer shall have received the Title Commitment for the Premises “marked-up”, or an equivalent title insurance “proforma” effectively dated as of the Closing, deleting all requirements thereunder so as to obligate the Title Company unconditionally to issue to Buyer an original owner’s policy of title insurance for the Premises in the amount of the Purchase Price applicable to the Premises, subject only to the Permitted Exceptions.

7

(vi)           Title Company shall deliver to Buyer a “closing protection” or “insured closing” letter, evidencing the authority of any agent of Title Company which conducts the Closing and issues the Buyer’s owner’s policy of title insurance for or on behalf of Title Company.

(d)           Buyer, using good faith efforts, shall have obtained mortgage financing from Lender for Buyer’s purchase of the Premises, on terms which are acceptable to Buyer in its sole discretion, on or prior to Closing Date.  If Buyer has not obtained such mortgage financing, on terms which are acceptable to Buyer in its sole discretion, on or prior to the Closing, then Buyer shall be entitled to terminate this Agreement by delivering written notice thereof to Seller and Escrow Agent in accordance with and subject to the provisions of Section 10(b) below, whereupon the Earnest Money Deposit and all interest earned thereon shall be returned to Buyer and this Agreement shall terminate and become null and void and all parties hereto shall be relieved of all obligations hereunder, except for those obligations which expressly survive.  In connection with the mortgage financing, Seller agrees, on behalf of the Buyer, to make the deposit required by the Lender in connection with the mortgage loan commitment executed by the Buyer and Lender, provided such amount shall not exceed Twenty Five Thousand Dollars ($25,000).  Seller shall be solely responsible for all fees charged, and out-of-pocket costs incurred, by Lender pursuant to such mortgage loan commitment (“Commitment Costs”), provided Seller’s aggregate liability hereunder shall not exceed Twenty Five Thousand Dollars ($25,000).  In the event the actual Commitment Costs are less than Twenty Five Thousand Dollars ($25,000), Buyer shall reimburse Seller for the difference between the amount of the Commitment Costs and Twenty Five Thousand Dollars ($25,000), to the extent such difference is actually received by Buyer from Lender (or credited to Buyer by Lender at Closing).  The terms of this Section 5(d) shall survive the Closing, or earlier termination of this Agreement.

(e)           The Lot Split shall have been accomplished at or prior to Closing; provided, however that if the Lot Split has not been accomplished by such time, and the parties reasonably believe that the Lot Split cannot be accomplished following the Closing, then the Seller shall convey, and the Buyer shall accept, the entire Property (as opposed to the Premises); provided that the Lender has consented to Buyer taking title to the entire Property.  If the parties reasonably believe that the Lot Split can be accomplished following Closing and the Lender has consented to same, then (i) the Seller shall convey to the Buyer the Premises at Closing, (ii) the parties shall mutually cooperate to effectuate the Lot Split promptly after the Closing, and (iii) until the Lot Split has been accomplished, the Seller shall indemnify, defend, and hold harmless the Buyer for any claim, damage, liability, cost or expense resulting from the failure to pay real estate taxes, assessments, and other charges levied or imposed by any governmental authority or utility provider on the Property, and from any liens encumbering the Property, other than liens created by the Buyer or its agents or contractors.  This Section 5(e) shall survive the Closing, and shall not lapse.

8

(f)           If reasonably requested by Seller, the parties shall record an easement simultaneous with the accomplishment of the Lot Split (or immediately thereafter) for the purposes of ingress and egress between New Hartford Road and the Excluded Parcel, over and across the Property, in a location to be agreed upon by the parties (the “Easement”).  Seller’s request for such Easement shall be made in writing prior to the Closing, and if made, the parties shall negotiate in good faith, and agree on, the terms of the Easement prior to the Closing.  If the entire Property is conveyed at Closing, the terms of this Section 5(f) shall not be applicable, and no Easement will be recorded.  In the event the Lot Split has not been accomplished at or prior to Closing, and at Closing, the Buyer takes title to the Premises (and not the Excluded Parcel), then (i) the parties shall record the Easement simultaneous with the accomplishment of the Lot Split (or immediately thereafter), in such form agreed upon by the Buyer and Seller prior to Closing, and (ii) this Section 5 shall survive the Closing and shall not lapse.  The parties acknowledge that the Lender’s consent to the Easement will be required, if such Easement is to be recorded after the Closing, and the parties agree to obtain the Lender’s consent to the Easement prior to Closing, if the Premises (excluded the Excluded Parcel) is conveyed prior to the Lot Split.

(g)           If the foregoing contingencies set forth in this Section 5 are not satisfied within the respective time periods set forth above, then in addition to any rights afforded by Section 4 and Section 15 of this Agreement Buyer shall be entitled to terminate this Agreement by delivering written notice thereof to Seller and Escrow Agent in accordance with and subject to the provisions of Section 10(b) below (the “Termination Notice”), whereupon the Earnest Money Deposit for the rejected Premises and all interest earned thereon shall be returned to Buyer and this Agreement shall terminate and become null and void and all parties hereto shall be relieved of all obligations hereunder, except those obligations that expressly survive closing.

6.           Deliveries at Closing. At Closing the parties shall deliver to each other the documents and items indicated below:

(a)       Seller shall deliver to Buyer:

(i)           An appropriate customary “Seller’s Title Affidavit” or other acceptable evidence attesting to the absence of liens, lien rights, rights of parties in possession (other than Tenant) and other encumbrances arising under Seller (other than the Permitted Exceptions) naming Title Company as benefited parties, so as to enable Title Company to delete the “standard” exceptions for such matters from Buyer’s owner’s policy of title insurance for the Premises and otherwise insure any “gap” period occurring between the Closing and the recordation of the closing documents.

9

(ii)           A duly executed Assignment of Licenses, Permits, Plans, Contracts and Warranties with respect to the Premises in the form attached as Exhibit C, together with all of the documents assigned thereby.

(iii)           A duly executed Warranty Deed with respect to the Premises, subject to no exceptions other than the Permitted Exceptions, in substantially the form attached as Exhibit D, and otherwise as approved by the Title Company and revised as needed to conform to the requirements of state law for the state in which the Premises are located.

(iv)           A duly executed Warranty Bill of Sale for nominal consideration with respect to the Personalty for the respective Premises in the form attached as Exhibit E.

(v)           A duly executed counterpart of the Lease in the form set forth on Exhibit F hereto, and a recordable Memorandum of Lease if the latter is requested by either party or required by the Title Company.

(vi)           A duly executed Guaranty for the Lease executed by Parent in the form set forth on Exhibit G hereto.

(vii)           A duly executed counterpart of the closing statement.

(viii)           An appropriate FIRPTA Affidavit or Certificate by Seller, evidencing that Seller is not a foreign person or entity under Section 1445(f)(3) of the Internal Revenue Code, as amended.

(ix)           All certificates of insurance, insuring Buyer as the owner of each of the Premises, which are required by the Lease for such Premises to be furnished by the Tenant to the landlord.

(x)           A duly executed Environmental Indemnity Agreement (as defined herein), executed by Seller and Parent, in the form set forth on Exhibit I hereto

(xi)           A duly executed Post-Closing Remediation Agreement (as defined herein) executed by Seller and Parent, in form and amount reasonably acceptable to Seller and Parent.

(xii)           A duly executed counterpart of the Easement, in recordable form, executed by Seller, and otherwise in form acceptable to Seller.

(xiii)           Such other closing documents as are reasonably necessary and proper in order to consummate the transaction contemplated by this Agreement, including those (if any) required to be delivered by Seller pursuant to Section 5(c) above, including recordable Non-Disturbance Agreements from any secured lender of Buyer in the form set forth in the Lease, and pursuant to Section 19 below, including with respect to compliance with the Transfer Act (as defined herein).

10

(b)       Buyer shall deliver to Seller:

(i)           The Purchase Price, less all the deductions, prorations, and credits provided for herein.

(ii)           A duly executed counterpart of the closing statement.

(iii)          A duly executed counterpart of the Lease, and a recordable Memorandum of Lease if the latter is requested by either party or required by the Title Company.

(iv)          A duly executed counterpart of the Easement, in recordable form, executed by Buyer, and otherwise in form acceptable to Buyer.

7.           Closing and Other Costs, Adjustments and Prorations. The Closing costs shall be allocated and other closing adjustments and prorations made between Seller and Buyer as follows:

(a)       The Seller shall be charged with the following items, all of which shall be directly paid by Seller or which shall be paid out of the Purchase Price at Closing and credited against, and shall reduce dollar-for-dollar, the Purchase Price payable to Seller at the Closing: the usual and customary costs and expenses set forth in a settlement statement with respect to the conveyance of a commercial property (excluding only those expenses specifically described below as the responsibility of Buyer) and including without limitation (i) all real estate conveyance taxes and other transfer taxes, if any, for the Premises imposed by state or local authorities (paid by a grantee); (ii) costs of removing any lien, assessment or encumbrance required to be discharged hereunder in order to convey title to the Premises as herein provided, including, without limitation, any prepayment penalties or fees incurred in connection therewith; (iii) one-half (1/2) of the cost of the owner’s policy of title insurance (standard 1992 ALTA Policy, including any cost to delete the “standard” exceptions for parties in possession, and construction lien claims); (iv) one-half (1/2) of each of the costs and fees charged by the Escrow Agent and the recording costs for any Memorandum of Lease; and (v) the cost of obtaining an ALTA as built survey of the Premises, necessary to delete at Closing the so called “survey exception” from the owner’s policy of title insurance; provided, however, that at Closing Buyer shall receive a credit from Seller for half (1/2) of the cost of such survey.

(b)       The Buyer shall pay the following items in addition to the Purchase Price payable to Seller at Closing: (i) fees and expenses of Buyer’s counsel, (ii) recording costs for the Warranty Deed, (iii) the cost of obtaining any appraisals, environmental assessments and building condition reports; and (iv) one-half (1/2) of each of the costs and fees charged by the Escrow Agent and recording any Memorandum of Lease.

11

(c)       As the Lease is to be entered into between Buyer and Tenant effective as of the Closing Date, it shall not be necessary for rent or any other charges payable under the Leases to be prorated at Closing, and all rent and other charges payable under the Lease shall be the property of Buyer.

(d)       Taxes, assessments and other charges shall not be prorated as of Closing, as Seller shall be responsible for such matters related to the period prior to Closing, and Tenant shall be responsible for such matters from and after Closing. Certified, confirmed and ratified special assessments liens as of the Closing Date are to be paid by Seller. Seller shall also pay and be responsible for any “rollback” taxes or retroactively assessed taxes which arise out of or relate to any prior use of any of the Premises or any improper or inadequate assessment of the Premises for the period prior to the Closing, which obligation shall expressly survive the Closing.

8.           Inspections During the Inspection Period, Buyer is authorized to complete various inspections of the Premises at Buyer’ expense, including but not limited to, a satisfactory environmental site assessment report, zoning analysis, building analysis (including a hazardous building materials survey), and soil and/or groundwater tests, as well as a complete review of all contracts, licenses, permits, warranties, surveys, the title commitment and other matters deemed necessary by Buyer. Buyer may terminate the Purchase Agreement at any time within the Inspection Period for any reason, or no reason, in which event the entire Initial Deposit shall be immediately returned to Buyer if the Purchase Agreement has not previously been terminated. Buyer through its agents, employees and independent contractors shall have the right from time to time during the Inspection Period and continuing through the Closing Date, upon 24 hours prior notice to Seller, to enter the Premises for the purpose of inspecting the same and performing environmental and other tests thereon. Buyer shall indemnify and hold harmless Seller and its respective contractors, agents, employees and affiliates from and against any claims, losses, damages and costs arising out of any inspection of and testing at any of the Premises by Buyer, its agents and representatives. Buyer shall not, and shall not permit its agents or representatives or vendors to unreasonably disrupt or hinder Seller’s activities at the Premises, or to enter the Premises without commercially reasonable liability insurance in place.  Buyer shall promptly provide Seller with a complete copy each inspection report given to or obtained by Buyer (or Lender, to the extent in Buyer’s control).

9.           Title to Premises; State of Title to be Conveyed. At the Closing, Seller shall convey fee simple title to the Premises to Buyer, free from all liens, encumbrances, restrictions, rights-of-way and other matters, excepting only the Permitted Exceptions and any other matter consented to in writing by Buyer pursuant to Section 12(a) hereof.

12

10.           Escrow Agent. By its execution hereof, Escrow Agent shall accept the escrow contemplated herein. The Earnest Money Deposit shall be held by the Escrow Agent, in trust, on the terms hereinafter set forth.

(a)           After clearance of funds, the Earnest Money Deposit shall be held by Escrow Agent in an account meeting the requirements of Section 3 above, and shall not be commingled with any funds of the Escrow Agent or others. Escrow Agent shall promptly advise Seller and Buyer that the Earnest Money Deposit is made and the account number under which it has been deposited following clearance of funds.

(b)           Escrow Agent shall deliver the Earnest Money Deposit to Seller or to Buyer, as the case may be, under the following conditions:

(i)           To Buyer upon receipt of notice of termination of this Agreement by Buyer at any time prior to the expiration of the Inspection Period.

(ii)           To Seller on the Closing Date, provided Closing shall occur pursuant to the Agreement.

(iii)           To Seller upon receipt of written demand therefor (“Seller’s Demand for Deposit”) stating that Buyer has defaulted in the performance of Buyer’s obligation to close under this Agreement and the facts and circumstances underlying such default, provided, however, that the Escrow Agent shall not honor such demand until more than ten (10) days after the Escrow Agent shall have sent a copy of such demand to Buyer in accordance with the provisions of Section 10(c) of this Agreement nor thereafter, if the Escrow Agent shall have received a “Notice of Objection” (as hereinafter defined) from Buyer within such ten (10) day period.

(iv)           To Buyer upon receipt of written demand therefor (“Buyer’s Demand for Deposit”) stating that this Agreement has been terminated in accordance with the provisions hereof for any reason other than as provided in Section 10(b)(i) above, or that Seller has defaulted in the performance of any of Seller’s obligations under this Agreement and the facts and circumstances underlying the same; provided, however, that the Escrow Agent shall not honor such demand until more than ten (10) days after the Escrow Agent shall have sent a copy of such demand to Seller in accordance with the provisions of Section 10(c) of this Agreement nor thereafter, if the Escrow Agent shall have received a Notice of Objection from Seller within such ten (10) day period.

(v)           To Buyer upon receipt of notice of termination of this Agreement by Buyer at any time prior to the Closing in the event of a termination by Buyer permitted pursuant to Section 5(d).

13

(c)           Within two (2) business days of the receipt by the Escrow Agent of a Seller’s Demand for Deposit or a Buyer’s Demand for Deposit the Escrow Agent shall send a copy thereof to the other party in the manner provided in Section 16 of this Agreement. The other party shall have the right to object to the delivery of the Deposit by sending written notice (the “Notice of Objection”) of such objection to the Escrow Agent in the manner provided in Section 16 of this Agreement, which Notice of Objection shall be deemed null and void and ineffective if such Notice of Objection is not received by the Escrow Agent within the time periods prescribed in Section 10(b) of this Agreement. Such notice shall set forth the basis for objecting to the delivery of the Deposit. Upon receipt of a Notice of Objection, the Escrow Agent shall promptly send a copy thereof to the party who sent the written demand.

(d)           In the event the Escrow Agent shall have received the Notice of Objection within the time periods prescribed in Section 10(b) of this Agreement, the Escrow Agent shall continue to hold the Earnest Money Deposit until (i) the Escrow Agent receives written notice from Seller and Buyer directing the disbursement of the Earnest Money Deposit, in which case the Escrow Agent shall then disburse the Earnest Money Deposit in accordance with such joint direction, or (ii) litigation shall occur between Seller and Buyer, in which event the Escrow Agent shall deliver the Earnest Money Deposit to the clerk of the court in which said litigation is pending, or (iii) the Escrow Agent takes such affirmative steps as the Escrow Agent may, at the Escrow Agent’s option, elect in order to terminate the Escrow Agent’s duties including, but not limited to depositing the Earnest Money Deposit in the appropriate court for Oakland County, Michigan and bringing an action for interpleader, the costs thereof to be deducted from the amount so deposited into the registry of the court; provided, however, that upon disbursement of the deposited amount pursuant to court order or otherwise, the prevailing party shall be entitled to collect from the losing party the amount of such costs and expenses so deducted by the Escrow Agent.

(e)           The duties of the Escrow Agent are only as herein specifically provided, and Escrow Agent shall incur no liability whatever except for willful misconduct or gross negligence as long as the Escrow Agent has acted in good faith. The Seller and Buyer each release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder.

(f)           Upon making delivery of the Earnest Money Deposit in the manner herein provided, the Escrow Agent shall have no further liability hereunder.

(g)           The Escrow Agent shall either execute this Agreement or indicate in writing that it has accepted the role of Escrow Agent pursuant to this Agreement which in either case will confirm that the Escrow Agent is holding and will hold the Earnest Money Deposit in escrow, pursuant to the provisions of this Agreement.

14

11.           Seller’s Covenants, Representations and Warranties. In order to induce Buyer to enter into this Agreement and purchase the Premises, Seller, jointly and severally, makes the following covenants, agreements, representations and warranties, all of which shall survive the Closing and the purchase and sale of the Premises:

(a)           Seller has obtained all necessary authorizations and consents to enable it to execute and deliver this Agreement and to consummate the transaction contemplated hereby, including without limitation all authorizations and consents required to be obtained from governmental authorities during the course of, and upon completion of, construction of the Improvements.

(b)           Seller holds, or prior to the Closing Date shall hold, fee simple title to the Premises, free of all liens, assessments and encumbrances except for the applicable Permitted Exceptions for each respective Premises, and liens and encumbrances which will be paid and discharged at or prior to the Closing. Seller has no actual knowledge of any condition or state of facts which would preclude, limit or restrict the business operations conducted or contemplated, pursuant to the terms of the Lease to be conducted by Tenant.

(c)           Except for construction warranties with respect to the Improvements, there are no service or maintenance contracts or other agreements affecting the Premises to which Buyer will be bound upon Closing, except for those contracts which Seller intends to keep in place and on which Seller shall remain liable as Tenant under the Lease.

(d)           The Premises and the proposed use thereof by Tenant and the condition thereof do not violate any applicable deed restrictions, zoning or subdivision regulations, urban redevelopment plans, Environmental Laws or any building code or fire code applicable to the Premises, and are not designated by any governmental agency to be in a flood plain area.

(e)           (i) There shall exist no event which, with the giving of notice or the passage of time or both, would constitute an Event of Default under the Lease for the Premises; and (ii) all leasing commissions and fees with respect to the Lease, if any, have been paid in full.

(f)           There is no pending or, to Seller’s knowledge, threatened litigation or other proceeding affecting the title to or the use or operation of the Premises.

(g)           Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended, and Seller shall certify its taxpayer identification number at Closing.

15

(h)           To Seller’s actual knowledge, there are no federal, state, county or municipal plans to restrict or change access from any highway or road to the Premises.

(i)           All of the financial data regarding the construction, ownership and operation of the Premises that Seller has provided to Buyer is materially true, complete and correct.

(j)           Except as reflected in any Phase I or Phase II environmental site assessments pertaining to the Premises as provided by Seller to Buyer, or otherwise obtained by Lender from a reputable licensed source, no Hazardous Materials are, will be, or to the best of Seller’s knowledge, have been, stored, treated, disposed of or incorporated into, on or around the Premises in violation of any Environmental Laws; the Premises are in material compliance with all Environmental Laws; any business currently operated on the Premises has disposed of its waste in accordance with all Environmental Laws; Seller has obtained and is in material compliance with all permits required by Environmental Laws necessary for the conduct of the business currently conducted on the Premises and the ownership of the Premises and all such permits are in full force and effect; and, there are no active or abandoned aboveground or underground storage tanks at the Premises.

(k)           Seller has no notice of any pending Environmental Claim arising out of the condition of the Premises or any notice of any pending violation of Environmental Law with respect to the Premises.

(l)           The Property is contained in one or more separate parcels for real estate tax assessment purposes, which parcels do not contain any land other than the Property.

All of the representations, warranties and agreements of Seller set forth in this Section 11 shall be true upon the execution of this Agreement and shall be reaffirmed and repeated in writing at and as of the Closing Date, but not subsequent to the Closing Date, and shall survive the Closing Date for a period of one (1) year after the Closing.

12.           Covenants of Seller Pending Closing. Between the date hereof and the Closing Dates, Seller shall:

(a)           Continue to operate the Premises as they are being operated on the Effective Date, and to keep the Premises in same condition, subject to wear, tear and casualty; and

(b)           Within five (5) business days following receipt thereof (but in any event at least one day prior to the Closing Date), provide Buyer with copies of any letters or notices received by Seller relating to or in any manner affecting the Premises.

16

13.           Eminent Domain. If prior to the date of the Closing, Seller or Buyer acquires knowledge of any pending or threatened action, suit or proceeding to condemn or take all or any part of the Premises under the power of eminent domain, then Seller or Buyer shall immediately give notice thereof to the other. In such event, at Buyer’s option, Buyer may terminate this Agreement, as to the Premises. If Buyer elects not to terminate this Agreement as to the Premises, Buyer shall be entitled to all condemnation proceeds due the lessor under the Lease.

14.           Casualty. If prior to the date of the Closing any of the Premises, or any portion thereof, shall be damaged or destroyed by reason of fire, storm, accident or other casualty, then Seller shall immediately give notice thereof to Buyer. In the event more than twenty five percent (25%) of the Premises is damaged by reason of fire, storm, accident or other casualty (or any portion of the Premises if Seller does not have full replacement cost insurance in place as of the date of such damage), the Buyer, at its option, may terminate this Agreement.  If Buyer elects not to terminate this Agreement, Buyer shall be entitled to all insurance proceeds and a credit in the amount of any deductible; provided, however, Buyer shall not be entitled to any insurance proceeds from the destruction or damage to Seller’s personal property or trade fixtures and those insurance proceeds payable to Buyer should be available to Seller, or tenant under the Lease to restore the Premises as provided in the Lease.

15.           Remedies Upon Default.

(a)           In the event Buyer breaches or defaults under any of the terms of this Agreement prior to or on the Closing Date, the sole and exclusive remedy of Seller shall be to receive from Escrow Agent the full amount of the Earnest Money Deposit, and Buyer shall have no right therein. Buyer and Seller acknowledge and agree that (i) the Earnest Money Deposit and any interest earned thereon if received in accordance with the terms of this Agreement is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Buyer under this Agreement; (ii) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Buyer under this Agreement would be extremely difficult and impractical to determine; (iii) Buyer seeks to limit its liability under this Agreement to the amount of the Earnest Money Deposit and any interest earned thereon if the transaction contemplated by this Agreement does not close due to a default of Buyer under this Agreement; and (iv) such amount shall be and constitute valid liquidated damages.

(b)           In the event Seller defaults under any of the terms of this Agreement on or prior to the Closing Date (including, without limitation, by failing or refusing to deliver any items required to be delivered pursuant to Section 5 or Section 6 of this Agreement) and Buyer is ready and able to close, Buyer shall be entitled to (i) receive a refund of the Earnest Money Deposit and terminate this Agreement, or (ii) compel specific performance of this Agreement, if Buyer elects to compel specific performance, Buyer may also recover all of its costs and attorneys’ fees in seeking such specific performance, or (iii) if specific performance is not possible or if Buyer elects not to pursue specific performance, receive a refund of the Earnest Money Deposit (if Closing does not occur) and recover the cost of any 3rd party reports obtained by Buyer and its reasonable attorney’s fees and costs (provided such actual costs shall not exceed the amount of $36,000) which shall include damages resulting from a breach of any warranty or representation of Seller as of the Closing even if the same is not discovered until after the Closing, to the extent the same survive the Closing.

17

16.           Notices. All notices, elections, requests and other communication hereunder shall be in writing and shall be deemed given (i) when delivered, or (ii) when transmitted by facsimile or telecopy transmission, with receipt acknowledge upon transmission; addressed as follows (or to such other person or at such other address, of which any party hereto shall have given written notice as provided herein) (refusal to accept delivery by either party shall be deemed delivery):

If to Seller:	Air Realty Group LLC
360 Motor Parkway, Suite 100 Happuage, New York 11788
Attn: Daniel Godin Phone: (631) 881-4920 Fax: (631) 206-9162

with a copy to:	Eaton & Van Winkle LLP
3 Park Avenue, 16th Floor
New York, NY 10016
Attn: Vincent J. McGill, Esq.
Phone: (212) 561-3604
Fax: (212) 779-9928

If to Buyer:	Green Desk LLC
28470 Thirteen Mile Road, Suite 220
Farmington Hills, MI 48334
Attn: Jason Miller Fax: (248) 855-0915

with a copy to:	Honigman Miller Schwartz and Cohn LLP
2290 First National Building 660 Woodward Avenue
Detroit, MI 48226
Attention: Howard N Luckoff, Esq.
Phone: (248) 566-8467
Fax: (248) 566-8468

18

If to Escrow Agent:	Title Source, Inc. 662 Woodward Avenue, 9th Floor Detroit, Michigan 48226 Attention: Janet Meisel Voisine, Esq. Phone: (888) 848-5355 Fax: (877) 401-9437

17.           Brokerage Commissions. Seller and Buyer each represents and warrants to the other party that no finders or brokers have been involved with the introduction of Buyer and Tenant, the purchase and sale of the Premises or the execution and delivery of the Lease and the leasing of the Premises pursuant.  In the event of a breach of the foregoing warranties, the breaching party agrees to save, defend, indemnify and hold harmless the non-breaching party from and against any claims, losses, damages, liabilities and expenses, including but not limited to attorneys’ fees. The obligations of this Section shall survive the Closing or earlier termination of this Agreement.

18.           Buyer’s Covenants, Representations and Warranties. In order to induce Seller to enter into this Agreement and sell the Premises, Buyer makes the following covenants, agreements, representations and warranties, all of which shall survive the Closing and the purchase and sale of each of the respective Premises: (i) Buyer has full right and authority to enter into the transaction contemplated hereby on the terms and conditions set forth herein; and (ii) the provisions of this Agreement do not conflict with or violate the provisions of any existing agreements between the Buyer and any third parties.

19.           Environmental Matters.

(a)           Notwithstanding any term hereof to the contrary, Seller hereby represents and warrants that at Closing, Seller shall take the following actions:

(i)           Seller shall enter into, and shall cause the Parent, to enter into, on a joint and several basis, an environmental indemnity agreement (“Environmental Indemnity Agreement”) in favor of Lender, on terms substantially similar to the form set forth on Exhibit I hereto.  In the event, prior to Closing, the Seller, in its discretion, does not agree to the terms of the Environmental Indemnity Agreement as required by Lender, then Seller shall have the right to terminate this Agreement upon written notice to Buyer, whereupon the Earnest Money Deposit shall be returned to Buyer and this Agreement shall terminate and become null and void and all parties hereto shall be relieved of all obligations hereunder, except those obligations that expressly survive Closing.

19

(ii)           Seller shall enter into, and cause Parent to enter into, an agreement in favor of Lender and Purchaser (the “Post-Closing Remediation Agreement”) to undertake remediation of any Hazardous Materials discovered on the Premises and required to be investigated and/or remediated by Environmental Law or by Buyer or Lender, as reflected in environmental reports obtained by Buyer or Lender in connection with the Buyer’s acquisition of the Premises.  The Post-Closing Remediation Agreement shall require Seller to deposit with Lender (the “Remediation Escrow Deposit”) an amount equal to one hundred twenty five percent (125%) of the amount required for such remediation activities, as reasonably determined by the Buyer, its Lender and Seller, which such funds shall be used and drawn upon by Seller to pay for the remediation required pursuant to the Post-Closing Remediation Agreement.  The other terms of such Post-Closing Remediation Agreement shall be negotiated in good faith between the Seller and Buyer prior to Closing.  In the event the amount of the Remediation Escrow Deposit required by the Lender exceeds Two Hundred Thousand Dollars ($200,000), then Seller shall have the right to terminate this Agreement upon written notice to the other party, whereupon the Earnest Money Deposit shall be returned to Buyer and this Agreement shall terminate and become null and void and all parties hereto shall be relieved of all obligations hereunder, except those obligations that expressly survive Closing.

(iii)           To the extent required by Sections 22a-134 et seq. of the General Statutes of Connecticut, as amended (the “Transfer Act”), Seller shall (i) prepare, and certify as the “certifying party,” as that term is defined in the Transfer Act, and file, within ten (10) days after the Closing Date, the appropriate Transfer Act Form (e.g., Form III), Environmental Condition Assessment Form, fee forms and all other necessary filings as may be required under the Transfer Act, (ii) pay any filing and other fees as may be required under the Transfer Act, (iii) provide Buyer with a copy of any and all filings, reports, correspondence and site assessments submitted to or received from the Connecticut Department of Energy & Environmental Protection (“DEEP”) with respect to such Transfer Act matters, and (iv) without in any way interfering with Buyer’s ownership of  the Premises, prepare, implement and complete any investigation, site monitoring, containment, clean-up, removal, disposal, restoration and other remedial efforts of any kind with respect to Releases of Hazardous Materials, if any, required by the Transfer Act.  Seller shall provide Buyer with drafts of any Transfer Act filings for Buyer’s review and comment at least three (3) business days prior to submission of such filings to the DEEP.  To the extent permitted by the Post-Closing Remediation Agreement, after the Closing Date and upon reasonable advance notice to Buyer, Buyer shall grant Seller and Seller's agents reasonable access to the Premises to the extent necessary (as determined by Buyer) to conduct the activities required pursuant to this Section 19 and the Transfer Act.  Seller agrees to have Buyer listed as an additional insured on all applicable insurance policies of Seller’s agents that require access to the Premises to conduct the activities required pursuant to this Section 19 and the Transfer Act.  Seller also shall require of Seller’s agents that Buyer may rely on any documents, data and/or reports issued by Seller’s agents (at no cost to Buyer) in connection with the activities required pursuant to this Section 19 and the Transfer Act.  Seller agrees to also be the certifying party as provided above.

20

(b)           In no event shall Buyer be liable for the presence or Release of any Hazardous Materials at the Premises, or any property adjacent to the Premises, which first occurred prior to the Closing, or any Environmental Claim pertaining thereto.  Seller agrees to indemnify, defend, and hold harmless the Buyer, and its members, managers, employees, and agents, and their successors and assigns from and against any claim, liability, loss, damage or cost (including reasonable attorney’s fees), including but not limited to any Environmental Claim, arising out of or related to the presence or Release of Hazardous Materials at the Premises, or any property adjacent to the Premises (i.e., the Excluded Parcel and 13 Old Farm Road, Barkhamsted, CT, only), which first occurred prior to the Closing, and any post-Closing investigation or remediation thereof.

(c)           The terms of this Section 19 shall survive Closing, or any earlier termination of this Agreement.

20.           Miscellaneous Provisions.

(a)           Assignment; Binding Effect. Buyer may assign all of its rights and obligations hereunder, without the written consent of Seller, to (i) any entity which is wholly owned and controlled and managed by the owner(s) of Buyer; provided however, that any assignee of Buyer shall assume all of the obligations of Buyer hereunder in writing delivered no later than five (5) days before Closing date, with written documentation of relationship to Buyer.  In the event of any permitted assignment hereunder Buyer shall thereupon be relieved of all further liability under this Agreement; except that the Earnest Money Deposit shall not be released or otherwise adversely affected as a result of any such assignment, and provided that Buyer shall not be released from any liability for its breach of any representation or warranty made by it as Buyer under the Agreement. Seller shall have the right to assign its rights and obligations hereunder, provided that the Seller named herein shall deliver written notice thereof to Buyer and shall remain liable for any breach of the representations and warranties and performance of the covenants set forth herein. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of Seller and Buyer and their respective successors and assigns.

(b)           Captions. The several headings and captions of the Sections and subsections used herein are for convenience of reference only and shall in no way be deemed to limit, define or restrict the substantive provisions of this Agreement.

21

(d)           Entire Agreement; Recording. This Agreement constitutes the entire agreement of Buyer and Seller with respect to the purchase and sale of the Premises, and supersedes any prior or contemporaneous agreement with respect thereto. No amendment or modification of this Agreement shall be binding upon the parties unless made in writing and signed by both Seller and Buyer. Neither this Agreement nor any Memorandum thereof shall be recorded by any party and, if recorded by any party, the other party hereto may immediately terminate all of its obligations under this Agreement.

(e)           Time of Essence. Time is of the essence with respect to Seller’s and Buyer’s performance of all of the terms, conditions and covenants of this Agreement.

(f)           Cooperation. Buyer and Seller shall cooperate fully with each other to carry out effectively the purchase and sale of the Property, in accordance herewith and the satisfaction and compliance with all of the conditions and requirements set forth herein, and shall execute such instruments and perform such acts as may be reasonably requested by either party hereto.

(g)           Governing Law. This Agreement and the rights of the parties hereunder shall be governed by and construed in accordance with the laws and customs of the State of Connecticut.

(h)           Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

(i)           Attorneys’ Fees. In the event any party to this Agreement should bring suit against the other party in respect to any matters provided for herein, the prevailing party shall be entitled to recover from the non-prevailing party its costs of court, legal expenses and reasonable attorneys’ fees. As used herein, the “prevailing party” shall include, without limitation, any party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

(j)           Certain References. As used in this Agreement, the words “hereof,” “herein,” “hereunder” and words of similar import shall mean and refer to this entire Agreement and not to any particular article, section or paragraph of this Agreement, unless the context clearly indicates otherwise.

(k)           Time Periods. Unless otherwise expressly provided herein, all periods for performance, approval, delivery or review and the like shall be determined on a “calendar” day basis. If any day for performance, approval, delivery or review shall fall on a Saturday, Sunday or legal holiday, the time therefor shall be extended to the next business day. All references to “business days” shall mean any day other than a Saturday, Sunday or a national bank holiday.

22

(l)           Authority. Each person executing this Agreement, by his or her execution hereof, represents and warrants that they are fully authorized to do so, and that no further action or consent on the part of the party for whom they are acting is required to the effectiveness and enforceability of this Agreement against such party following such execution.

(m)           Severability. If any provision of this Agreement should be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

(n)           Waiver. One or more waivers of any covenant, term or condition of this Agreement by either party shall not be construed as a waiver of any subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waiver or render unnecessary consent to or approval of any subsequent similar act.

(o)           Relationship of the Parties. Nothing herein contained shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, it being understood and agreed that no provision contained herein, nor any acts of the parties hereto shall be deemed to create the relationship between the parties hereto other than the relationship of seller and buyer.  This Agreement has been drafted by both parties.

(p)           Termination. This Agreement shall be void and of no force and effect unless signed by Seller and delivered to Buyer no later than five (5) business days following the date of Buyer’s execution and delivery of this Agreement.

(the remainder of this page intentionally left blank)

23

[SIGNATURE PAGE TO REAL ESTATE PURCHASE AND SALE CONTRACT BETWEEN GREEN DESK LLC AND AIR REALTY GROUP LLC]

IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase and Sale Contract on the date first above written.

BUYER:

GREEN DESK LLC
a Michigan limited liability company

By: /s/ Gary Sakwa
Name: Gary Sakwa
Title: Authorized representative
Date: June 1, 2016

SELLER:

AIR REALTY GROUP LLC,
a Connecticut limited liability company

By: /s/ Daniel R.Godin
Name: Daniel R. Godin
Title: President and CEO
Date: June 2, 2016

ESCROW AGENT:

TITLE SOURCE, INC.

By: __________________
Name: ________________
Title: _________________
Date: _________________

23a

EXHIBIT A

DESCRIPTION OF THE PROPERTY AND THE EXCLUDED PARCEL

Land situated in the Town of Barkhamsted, County of Litchfield, State of Connecticut legally described as follows:

THE STERLING ENGINEERING CORPORATION - 236 NEW HARTFORD ROAD

BEGINNING AT AN IRON PIN IN THE NORTHERLY STREET LINE OF NEW HARTFORD ROAD ROUTE 44, SAID POINT BEING THE SOUTHWESTERLY CORNER OF LAND NOW OR FORMERLY THE BARKHAMSTED LAND TRUST;

THENCE N88°23'35"W ALONG THE NORTHERLY STREET LINE OF NEW HARTFORD ROAD ROUTE 44 A DISTANCE OF 275.74 FEET TO A POINT BEING THE SOUTHEASTERLY CORNER OF LAND NOW OR FORMERLY T.S. SKILTON AND SONS, INC.;

THENCE N01°18'01"E ALONG THE EASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY T.S. SKILTON AND SONS, INC. A DISTANCE OF 30.00 FEET TO A DISC MONUMENT;

THENCE N46°12'53"W ALONG THE EASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY T.S. SKILTON AND SONS, INC. A DISTANCE OF 149.21 FEET TO A CL MONUMENT;

THENCE N00°00'16"E ALONG THE EASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY T.S. SKILTON AND SONS, INC. A DISTANCE OF 160.00 FEET TO A POINT;

THENCE N87°33'57"W ALONG THE NORTHERLY PROPERTY LINE OF LAND NOW OR FORMERLY T.S. SKILTON AND SONS, INC. A DISTANCE OF 270.06 FEET TO A DISC MONUMENT BEING IN THE EASTERLY STREET LINE OF OLD FARM ROAD;

THENCE N33°51'37"W ALONG THE EASTERLY STREET LINE OF OLD FARM ROAD A DISTANCE OF 149.31 FEET TO A CONCRETE MONUMENT;

THENCE IN A NORTHEASTERLY DIRECTION ALONG THE EASTERLY STREET LINE OF OLD FARM ROAD ON A CURVE TO THE RIGHT HAVING A DELTA OF 67°40'27", A RADIUS OF 90.00 FEET, A LENTH OF 106.30 FEET, & HAVING A LONG CHORD OF S16°30'24"W A LENGTH OF 100.23 FEET TO A POINT;

THENCE N30°08'54"W ALONG THE NORTHEASTERLY STREET LINE OF OLD FARM ROAD& ALONG LAND NOW OR FORMERLY STERLING ENGINEERING

Exhibit A

CORPORATION A DISTANCE OF 60.93 FEET TO A CONCRETE MONUMENT BEING IN THE EASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY THE STERLING ENGINEERING CORPORATION;

THENCE N00°23'53"E ALONG THE EASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY THE STERLING ENGINEERING CORPORATION A DISTANCE OF 206.00 FEET TO THE BASE OF AN IRON ROD;

THENCE N42°39'06"W ALONG THE NORTHEASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY THE STERLING ENGINEERING CORPORATION A DISTANCE OF 255.94 FEET TO A CONCRETE MONUMENT BEING IN THE EASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY JOHN N. & ETHEL C. LAVIERI;

THENCE N18°54'44"E ALONG THE EASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY JOHN N. & ETHEL C. LAVIERI A DISTANCE OF 129.18 FEET TO A CONCRETE MONUMENT;

THENCE N03°28'47"W ALONG THE EASTERLY PROPERTY LINE OF LAND NOW OR FORMERLY JOHN N. & ETHEL C. LAVIERI A DISTANCE OF 422.43 FEET TO A POINT IN THE SOUTHERLY PROPERTY LINE OF LAND NOW OR FORMERLY JOHN R. NOACK;

THENCE N86°31'13"E ALONG THE SOUTHERLY PROPERTY LINE OF LAND NOW OR FORMERLY JOHN R. NOACK A DISTANCE OF 592.78 FEET TO A POINT IN THE WESTERLY PROPERTY LINE OF LAND NOW OR FORMERLY JOHN R. NOACK;

THENCE S03°28'47"E ALONG THE WESTERLY PROPERTY LINE OF LAND NOW OR FORMERLY JOHN R. NOACK AND ALONG THE SOUTHWESTERLY PROPERTY LINE OF LAND NOW OR FORMERLY THE BARKHAMSTED LAND TRUST A DISTANCE OF 1421.51 FEET TO AN IRON PIN;

THENCE S56°53'09"E ALONG THE SOUTHWESTERLY PROPERTY LINE OF LAND NOW OR FORMERLY THE BARKHAMSTED LAND TRUST A DISTANCE OF 257.41 FEET TO AN IRON PIN ALSO BEING THE POINT AND PLACE OF BEGINNING.

PARCEL CONTAINS 730,980± SQUARE FEET OR 16.781± ACRES.

MAP REFERENCE:
PLAN ENTITLED: PROPERTY SURVEY AIR REALTY GROUP, LLC 236 NEW HARTFORD ROAD AND 13 OLD FARM ROAD BARKHAMSTED, CONNECTICUT PREPARED FOR AIR INDUSTRIES GROUP DATE 01/25/15 SCALE 1"=40' REVISION DATES: 2/5/15 & 2/11/15 SHEETS V-1 AND V-2.

Commonly known as: 236 New Hartford Road, Barkhamsted, Connecticut

Exhibit A

EXHIBIT A-1

DEPICTION OF THE PROPERTY AND THE EXCLUDED PARCEL

Exhibit A-1

EXHIBIT B

PERMITTED EXCEPTIONS

1.           Taxes for the Grand List, which become due and payable after the date of the delivery of the deed, which the Grantee herein agrees to assume and pay as part of the consideration herein.

2.           A Right of Way for ingress and egress reserved by C. Lavieri & Sons, Inc., in a Deed to Sterling Engineering Corporation dated December 19, 1976 and recorded in volume 59 at page 1025 of the Barkhamsted Land Records.

3.           Riparian rights of others in and to any brooks or streams flowing through the premises.

4.           An Easement from Sterling Engineering Corporations to The Connecticut Light and Power Company dated August 10, 1981 and recorded in volume 65 at page 262 of the Barkhamsted Land Records.

5.           An Easement from GREEN DESK LLC, a Michigan limited liability company, to AIR REALTY GROUP LLC, a Connecticut limited liability company, and recorded in volume ___ at page ___ of the Barkhamsted Land Records.*

*if applicable

B-1

EXHIBIT C

FORM OF ASSIGNMENT OF LICENSES, PERMITS, PLANS, CONTRACTS AND WARRANTIES

THIS ASSIGNMENT OF LICENSES, PERMITS, PLANS, CONTRACTS AND WARRANTIES (this “Assignment”) is made and entered into as of the ____ day of _________, 2016, by AIR REALTY GROUP LLC, a Connecticut limited liability company, having a mailing address at 236 New Hartford Road, Barkhamsted, Connecticut  06063 (“Assignor”), in favor of GREEN DESK LLC, a Michigan limited liability company having a mailing address at 28470 Thirteen Mile Road, Suite 220, Farmington Hills, MI 48334 (“Assignee”);

W I T N E S S E T H:

WHEREAS, Assignor has this day conveyed to Assignee certain real property situate in Litchfield County, Connecticut, more particularly described on Exhibit A attached hereto and made a part hereof, together with all improvements thereon (the “Real Property”); and

WHEREAS, in conjunction with the conveyance of the Real Property, Assignor has agreed to assign all of its right, title and interest in and to certain licenses, permits, plans, contracts and warranties relating to the design, development, construction, ownership, operation, management and use of the Real Property.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.           Assignment. Assignor does, to the extent permitted by law, hereby transfer, assign and set over to Assignee to the extent assignable all of Assignor’s right, title and interest in and to (i) all general intangibles relating to the design, development, construction, ownership, operation, management and use of the Real Property, (ii) all certificates of occupancy, zoning variances, licenses, building, use or other permits, approvals, authorizations and consents obtained from and all materials prepared for filing or filed with any governmental agency in connection with the design, development, construction, ownership, operation, management and use of the Real Property, (iii) all architectural drawings, plans, specifications, soil tests, feasibility studies, appraisals, engineering reports and similar materials relating to the Real Property, and (iv) all contract rights (including without limitation rights to indemnification), payment and performance bonds or warranties or guaranties relating to the Real Property (the items described in this 1 being hereinafter referred to as the “Licenses, Permits, Plans, Contracts and Warranties”).

2.           Representations and Warranties of Assignor. Assignor represents and warrants to Assignee that (i) the Licenses, Permits, Plans, Contracts and Warranties are in full force and effect, (ii) Assignor has duly and punctually performed or caused to be performed all and singular the terms, covenants and conditions of the Licenses, Permits, Plans, Contracts and

C-1

Warranties to be performed by or on behalf of Assignor, (iii) Assignor has not received any notice of default, nor is Assignor aware of any default (or facts which, with the passage of time would result in a default) under any of the Licenses, Permits, Plans, Contracts and Warranties, (iv) Assignor has not received any notice of non-renewal or revocation of any of the Licenses, Permits, Plans, Contracts and Warranties and (v) Assignor has not sold, assigned, transferred, mortgaged or pledged its right, title and interest in any of the Licenses, Permits, Plans, Contracts and Warranties.

3.           Further Assurances. Assignor covenants with Assignee that it will execute or procure any additional documents necessary to establish the rights of Assignee hereunder and shall, at the cost of Assignee, take such action as Assignee shall reasonably request to enforce any rights under any of the Licenses, Permits, Plans, Contracts and Warranties that are, by their terms, not assignable to Assignee.

4.           Binding Effect. This Assignment shall be binding upon and inure to the benefit of Assignor, Assignee and their respective successors and assigns.

IN WITNESS WHEREOF, Assignor has executed this Assignment as of the date set forth above.

ATTEST: _________________________________ By:______________________________ Name:____________________________ Title:_____________________________
______________________________________
a ____________________

_____________________________________
By:___________________________________
Name:_________________________________
Title:__________________________________

(CORPORATE SEAL)

C-2

EXHIBIT D

FORM OF DEED

WARRANTY DEED

TO ALL PEOPLE TO WHOM THESE PRESENTS SHALL COME, GREETING:

KNOW YE THAT Air Realty Group, LLC, (“Grantor”) of the Town of ____________, County of ___________, and State of Connecticut, for the consideration of Ten 00/100 ($10.00) Dollars and other valuable consideration received to its full satisfaction from GREEN DESK LLC, a Michigan limited liability company (“Grantee”),  whose mailing address is 28470 Thirteen Mile Road, Suite 220, Farmington Hills, MI 48334, does hereby give, grant, bargain, sell and confirm unto the said Grantee, to wit:

All that certain piece or parcel of land, together with the buildings and improvements thereon, more particularly shown and described on Exhibit A which is attached hereto and made a part hereof.

Said premises are also known as _______________________, County of _______________, State of Connecticut.

TO HAVE AND TO HOLD the above granted and bargained premises, with the appurtenances thereof, unto GREEN DESK LLC, the said Grantee, and its heirs, successors and assigns forever, to its own proper use and behoof.

AND ALSO, AIR REALTY GROUP, LLC,, the said Grantor does for itself, and its heirs, executors, administrators and assigns, covenant with GREEN DESK LLC, the said Grantee and its successors and assigns, that at and until the ensealing of these presents, Grantor is well seized of the premises, as a good indefeasible estate in FEE SIMPLE; and Grantor has good right to bargain and sell the same in manner and form as is above written; and that the same is free from all encumbrances whatsoever except as hereinbefore mentioned, and as set forth on Exhibit B hereto.

AND FURTHERMORE, AIR REALTY GROUP, LLC,  the said Grantor, does by these presents bind itself and its  heirs, executors and administrators forever to WARRANT AND DEFEND the above granted and bargained premises to GREEN DESK LLC, the said Grantee and its heirs, successors and assigns, against all claims and demands whatsoever except as hereinbefore mentioned.

IN WITNESS WHEREOF, Grantor has hereunto set its hand, name and seal, this _______ day of _________, 201__.

Signed, Sealed and Delivered in presence of:

State of ________________ ss: County of _______________	GRANTOR: AIR REALTY GROUP, LLC By: _______________________ Name: _____________________ Title: ______________________

On this the          day of ________, 201___, before me, the undersigned officer, personally appeared _____________________________, the of Air Realty Group, LLC, a Connecticut limited liability company, and she/he as such                                        , being duly authorized, executed the foregoing instrument and acknowledged the same to be his/her free act and deed and the free act and deed of said limited liability company.

In witness whereof I hereunto set my hand.

__________________________________ Notary Public/Commissioner of Superior Court My Commission Expires:

Received for Record _______________________ at________ M. Attest, ___________________

EXHIBIT A TO WARRANTY DEED

LEGAL DESCRIPTION

EXHIBIT B TO WARRANTY DEED

PERMITTED EXCEPTIONS

EXHIBIT E

FORM OF BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

That AIR REALTY GROUP LLC, a Connecticut limited liability company, hereinafter referred to as the Grantor, for and in consideration of the sum of TEN AND NO/DOLLARS ($10.00) paid by GREEN DESK LLC, a Michigan limited liability company, hereinafter referred to as the Grantee, the sufficiency and receipt of which are hereby acknowledged, has granted, bargained, sold, transferred and delivered, and by these presents does grant, bargain, sell, transfer and deliver unto the Grantee, its successors and assigns, all of its right, title and interest in and to all items, goods, chattels, equipment and other tangible personal property which are presently existing and located on and used or useful in connection with the construction, maintenance and operation of the real property described on Exhibit A attached hereto, and that all of said personal property is free and clear of and from all claims, liens or encumbrances, and Grantor fully warrants the title thereof and will defend Grantee’s title thereto against the lawful claims of all parties whomsoever.

TO HAVE AND TO HOLD the same unto the Grantee, its successors and assigns forever.

IN WITNESS WHEREOF, the Grantor has caused these presents to be executed as of this ____ day of ___________, 2016.

Signed, sealed and delivered in the presence of:

______________________________________
Name:_________________________________

______________________________________
Name:_________________________________

AIR REALTY GROUP LLC,
a Connecticut limited liability company

_____________________________________
By:___________________________________
Name:_________________________________
Title:__________________________________
(CORPORATE SEAL)

E-1

EXHIBIT F

MEMORANDUM OF LEASE

MEMORANDUM

OF

LEASE

PLEASE TAKE NOTICE that Green Desk LLC, a Michigan limited liability company, as Landlord, has leased unto Air Realty Group, LLC, a Connecticut limited liability company, as Tenant, all of the land and improvements thereon at 236 New Hartford Road, Barkhamsted, County of Litchfield, State of Connecticut, more specifically described in Exhibit A hereto (“Legal Description”).
The initial term of the Lease is commencing _____________, 2016, expiring fifteen (15) years thereafter, and Tenant has three five (5)-year options to renew this Lease.
IN WITNESS WHEREOF, the parties hereto have set their hand as of the day and year of the commencement date of the Lease.

[Signatures on following pages]

[SIGNATURE PAGE TO AND A PART OF MEMORANDUM OF LEASE BETWEEN GREEN DESK LLC AND AIR REALTY GROUP, LLC]

Effective Date: ___________, 2016

WITNESSES FOR TENANT: _____________________________ Name: _____________________________ Name:	TENANT: AIR REALTY GROUP, LLC By: ____________________________ Name: _________________________ Its: ____________________________

STATE OF NEW YORK	)
) ss.:
COUNTY OF	)

Personally appeared ______________________, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be ____ free act and deed before me.

__________________________________________ Notary Public

[SIGNATURE PAGE TO AND A PART OF MEMORANDUM OF LEASE BETWEEN GREEN DESK LLC AND AIR REALTY GROUP, LLC]

Effective Date: ___________, 2016

WITNESSES FOR LANDLORD: _____________________________ Name: _____________________________ Name:	LANDLORD: GREEN DESK LLC By: ____________________________ Name: Gary Sakwa Its: Authorized Representative

STATE OF MICHIGAN	)
) ss.
COUNTY OF OAKLAND	)

The foregoing instrument was acknowledged before me in Oakland County, Michigan this _____ day of __________, 201__, by Gary Sakwa, Authorized Representative of Green Desk LLC, a Michigan limited liability, on behalf of the limited liability company.

Notary Public, State of _________________ County of ___________________________ My Commission Expires: ________________ Acting in the County of ________________

EXHIBIT A TO MEMORANDUM OF LEASE

LEGAL DESCRIPTION

EXHIBIT G

GUARANTY OF LEASE

The undersigned, Air Industries Group, a  Nevada corporation, whose address is  360 Motor Parkway, Suite 100, Happuage, New York, 11788, in consideration of the leasing of the leased premises described in that certain Lease (hereinafter referred to as the "Lease"), dated __________, 2016 between GREEN DESK LLC, whose address is 28470 Thirteen Mile Road, Suite 220, Farmington Hills, MI  48334 as Landlord (hereinafter referred to as "Landlord"), and AIR REALTY GROUP LLC, whose address is  360 Motor Parkway, Suite 100, Happuage, New York, 11788, as Tenant (hereinafter referred to as "Tenant"), does hereby covenant and agree as follows:

The undersigned does hereby guarantee the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under or pursuant to the Lease.  If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then the undersigned, at its expense, shall on demand of Landlord fully and promptly, and well and truly, pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant, under or pursuant to the Lease, and in addition shall on Landlord's demand pay to Landlord any and all sums due to Landlord, including (without limitation) all interest on past due obligations of Tenant, costs advanced by Landlord, and damages and all expenses (including attorneys' fees and litigation costs), that may arise in consequence of Tenant's default.  The undersigned hereby waives all requirements of notice of the acceptance of this Guaranty and all requirements of notice of breach or nonperformance by Tenant.

The obligations of the undersigned hereunder are independent of the obligations of Tenant.  A separate action or actions may, at Landlord's option, be brought and prosecuted against the undersigned, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and the undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease.  The undersigned waives any right to require Landlord to proceed against Tenant or pursue any other remedy in Landlord's power whatsoever, any right to complain of delay in the enforcement of  Landlord's rights under the Lease, and any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise.

This Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession, franchising, licensing or permitting under the Lease.  The undersigned hereby waives notices of any of the foregoing, and agrees that the liability of the undersigned hereunder shall be based upon the obligations of Tenant set forth in the Lease as the same may be altered, renewed, extended, modified, amended or assigned.  For the purpose of this Guaranty and the obligations and liabilities of the undersigned hereunder, "Tenant" shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the Premises, as fully as if any of the same were the named Tenant under the Lease.

The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral at any time given as security for Tenant's obligations (including other guaranties) and/or released Tenant from the performance of its obligations under the Lease.

This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

If this Guaranty is signed by more than one party, their obligations shall be joint and several, and the release of one of such guarantors shall not release any other of such guarantors.

Neuter terms should also refer, where applicable, to the feminine gender and the masculine gender; the singular reference shall also include the plural of any word if the context so requires.

This Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant and the undersigned.  Landlord may, without notice, assign this Guaranty in whole or in part.

In the event that Landlord should institute any suit against the undersigned for violation of or to enforce any of the covenants or conditions of this Guaranty or to enforce any right of Landlord hereunder, or should the undersigned institute any suit against Landlord arising out of or in connection with this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney(s) in the reasonable amount thereof, to be determined by the court and taxed as a part of the costs therein.

The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the obligations of Guarantor(s) hereunder.

Upon Landlord's written request, the undersigned shall promptly furnish Landlord (in any event, within twenty (20) days of request), from time to time, with financial statements (including, without limitation, operating statements including an annual profit and loss statement for the individual store unit covered by the Lease) reflecting the undersigned’s current financial condition, and written evidence of ownership of managing and controlling interests in the undersigned and in any entities which directly or indirectly control or manage the undersigned.

The undersigned shall, without charge and within twenty (20) days after any request of Landlord, certify in writing to any person specified in such request, as to the existence, amendment, validity of this Guaranty, the existence of any default or counterclaim hereunder or under the Lease and any other matter reasonably requested.  Any such certificate may be relied upon by any party requesting it and by any person to whom the same may be exhibited.

This Guaranty is made pursuant to, and shall be interpreted and applied in accordance with, the laws of the State of Michigan.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty this _____day of _________, 201__.

AIR INDUSTRIES GROUP, a Nevada corporation By:___________________________ Name:_________________________ Its:___________________________

STATE OF __________	)
) SS.
COUNTY OF ________	)

On this _____ day of ____________, 201__, before me personally appeared ____________, the ___________________ of AIR INDUSTRIES GROUP, a Nevada corporation, to me known to be the person who executed the foregoing Guaranty and acknowledged before me that he is duly authorized and did execute same on behalf of said corporation.

________________________________ Notary Public __________________County, Michigan My Commission Expires:_____________

EXHIBIT H

LEASE

[See attached]

H-1

LEASE AGREEMENT

Between

GREEN DESK LLC,
a Michigan limited liability company,
as Landlord,

and

AIR REALTY GROUP LLC,
a Connecticut limited liability company,
as Tenant,

Dated
as of

_________, 201__

LEASE AGREEMENT

THIS LEASE AND AGREEMENT (the “Lease”) is made and entered into effective as of the ____th day of ________, 201___ (the “Effective Date”) by and between GREEN DESK LLC, a Michigan limited liability company (the “Landlord”) and AIR REALTY GROUP LLC, a Connecticut limited liability company (the “Tenant”)

W I T N E S SE T H:

WHEREAS, Landlord is the owner of fee simple title to certain real property located in the Town of Barkhamsted, County of Litchfield, State of  Connecticut commonly known as 236 New Hartford Road, Barkhamsted, Connecticut 06063, and legally described in Exhibit A attached hereto (the “Land”), upon which a building has been constructed (“Building”), (the Building, together with related site improvements the “Improvements”); (the Land and the Improvements, together with all licenses, rights, privileges and easements appurtenant thereto shall be collectively referred to herein, and all tangible personal property, including fixtures located therein as the “Premises”); and

WHEREAS, Tenant desires to lease from Landlord, and Landlord has agreed to lease to Tenant, the Premises upon the terms and conditions as more particularly hereinafter provided and described.

NOW, THEREFORE, for and in consideration of the premises hereof, the sums of money to be paid hereunder, and the mutual and reciprocal obligations undertaken herein, the parties hereto do hereby covenant, stipulate and agree as follows:

ARTICLE I.
AGREEMENT TO LEASE

1.1 Demise. Landlord does hereby demise, and lease to Tenant, and Tenant does hereby lease and take as tenant from Landlord, the Premises upon those terms and conditions hereinafter set forth.

1.2 Condition. Tenant acknowledges and agrees that the Premises is and shall be leased by Landlord to Tenant in its present “as is” condition and that Landlord makes absolutely no representations or warranties whatsoever with respect to the Premises or the condition thereof. Tenant acknowledges that Landlord has not investigated and does not warrant or represent to Tenant that the Premises are fit for the purposes intended by Tenant or for any other purpose or purposes whatsoever, and Tenant acknowledges that the Premises are to be leased to Tenant in their existing condition, i.e., “as-is”, on and as of the Possession Date (as hereinafter defined). Tenant acknowledges that Tenant shall be solely responsible for any and all actions, repairs, permits, approvals and costs required for the rehabilitation, renovation, use, occupancy and operation of the Premises in accordance with applicable governmental requirements, including, without limitation, all governmental charges and fees, if any, which may be due or payable to applicable authorities. Tenant agrees that, by leasing the Premises, Tenant warrants and represents that Tenant has examined and approved all things concerning the Premises which Tenant deems material to Tenant’s leasing and use of the Premises. Tenant further acknowledges and agrees that (i) neither Landlord nor any agent of Landlord has made any representation or warranty, express or implied, concerning the Premises or which have induced Tenant to execute this Lease, (ii) any other representations and warranties are expressly disclaimed by Landlord, and (iii) Tenant has previously owned the Premises, is familiar with both the physical, environmental and economic condition of the Premises and is responsible for all aspects of the Premises.

1.3 Quiet Enjoyment. Landlord covenants and agrees that so long as Tenant shall timely pay all rents due to Landlord from Tenant under this Lease and keep, observe and perform all covenants, promises and agreements on Tenant’s part to be kept, observed and performed hereunder, Tenant shall and may peacefully and quietly have, hold and occupy the Premises free of any interference from Landlord; subject, however, and nevertheless to the terms, provisions and conditions of this Lease and subject to the terms of any mortgage encumbering the Premises.

ARTICLE II.
TERM

2.1 Term. The initial term of this Lease (the “Term”) shall, unless sooner terminated as elsewhere provided in this Lease, commence on the Effective Date and shall terminate and expire at 11:59 p.m. on the last date of the 15th Lease Year. The Initial Term, together with any Extension Period (defined in Section 2.4 as hereinafter defined) shall be collectively referred to herein as the “Term”.

2.2 Rental Commencement Date. For the purposes of this Lease, the “Rental Commencement Date” shall be the Effective Date hereof.

2.3 Possession Date. For the purposes of this Lease, the “Possession Date” shall be the date on which Landlord grants Tenant exclusive possession of the Premises, which shall be the Effective Date hereof.

2.4 Term Extensions. The term of the Lease shall automatically be extended beyond the Initial Term for up to three (3) successive five (5) year Extension Periods upon the same terms, covenants, conditions and rent as set herein (each, an “Extension Period”) (other than any prior Extension Period) unless Tenant notifies Landlord in writing in accordance with the notice provisions hereof at least twelve (12) months before the last day of the Initial Term or nine (9) months before the last day of the then current Extension Period, as applicable (the “Notice Date”) that the Lease shall terminate at the end of such current term without further extension.   Notwithstanding the foregoing, Landlord, at its sole option, and notwithstanding other remedies for Tenant’s default set forth herein, may refuse, by written notice to Tenant, to extend the Term of this Lease if, at the Notice Date or at the time of commencement of an Extension Period, Tenant is in default under any provision of this Lease as to which default Landlord has given notice to Tenant in accordance with this Lease hereof and such default remains uncured after the expiration of any applicable cure period, by and upon the delivery of such notice, all remaining rights of extension  shall automatically expire.

2.5 Termination. Notwithstanding any present or future law to the contrary, this Lease shall not be terminated by Tenant for any failure of Landlord to perform pursuant to the terms and conditions of this Lease or otherwise for any reason except as expressly provided herein.

ARTICLE III.
RENT

3.1 Base Rent. Beginning on the Rental Commencement Date, and subject to proration as set forth below, Tenant shall pay monthly net base rent for the Premises in the amount set forth on Exhibit B attached hereto (“Base Rent”), together with all applicable sales and use taxes thereon. Base Rent shall be paid by Tenant to Landlord in equal monthly installments, in advance, on the first (1st) day of each calendar month commencing on the first (1st) day of the calendar month immediately following the Rental Commencement Date, it being agreed that Base Rent payable with respect to the period between the Rental Commencement Date and the first day of the following calendar month shall be due at the time that the first payment of Base Rent is due.

For the purposes of this Lease, the term “Lease Year” shall mean and be defined as each twelve month period commencing on the first day of the calendar month immediately following the Rental Commencement Date; provided, however, that the first Lease Year shall include the period from the Effective Date to the first day of the next following calendar month after the Rental Commencement Date. Base Rent shall be proportionately prorated for any extended or partial Lease Year (i.e., the first Lease Year and/or the final Lease Year).

3.2 Additional Rent; Rent Defined. If Landlord shall, upon no less than ten (10) days prior written notice to Tenant (other than in the event of an emergency for which only notices which are reasonable under the circumstances shall be given), make any expenditure for which Tenant is responsible or liable under this Lease, or if Tenant shall become obligated to Landlord or others under this Lease for any sum other than Base Rent as hereinabove provided, the amount thereof shall be deemed to constitute additional rent (“Additional Rent”) and shall be due and payable by Tenant to Landlord or others, together with all applicable sales taxes thereon, if any, within thirty (30) days after receipt of an invoice therefor.

For the purpose of this Lease, the term “Rent” shall mean and be defined as all Base Rent, and Additional Rent due from Tenant to Landlord hereunder and all other sums due under this Lease for the purpose of Section 592(b)(6) of the Bankruptcy Code, 11 U.S.C. 502(b)(6).  Except as may be expressly otherwise provided in this Lease, there shall be no abatement, diminution or reduction of Base Rent, Additional Rent or any other sums due under this Lease under any circumstances including, without limitation, due to charges or other compensation claimed by or allowed to Tenant or any person claiming under it, nor shall there be any abatement or diminution or reduction of the performance of the obligations of Tenant under any circumstances.

3.3 Payment of Rent. Each of the foregoing amounts of Rent and other sums shall (upon receipt of an invoice as to Additional Rent only) be paid to Landlord or others without demand and without deduction, set-off, claim or counterclaim of any nature whatsoever which Tenant may have or allege to have against Landlord, and all such payments shall, upon receipt by Landlord, be and remain the sole and absolute property of Landlord. All such Rent and other sums shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other party or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept any such Rent or other sums after the same shall become due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord’s rights hereunder.

3.4 Past Due Rent. If Tenant fails to make any payment of Rent or any other sums or amounts to be paid by Tenant under the Lease on or before the date such payment is due and payable, any such past due payment shall bear interest from the date such payment became due to the date of payment thereof by Tenant at a rate which is equal to the lesser of (i) twelve percent (12%) per annum, or (ii) the maximum interest rate then allowable under the laws of the State in which the Premises are located. Any payment of Rent not paid within any permitted grace period specifically set forth in this Lease shall incur a late charge for reimbursement of Landlord’s anticipated out-of-pocket expenses due to such failure of five percent (5%) of the amount of such payment. Such late charge and interest shall constitute Additional Rent and shall be due and payable with the next installment of Rent due hereunder.  Notwithstanding the foregoing or anything else to the contrary contained in this Section, Tenant shall not be responsible for the late charge set forth in this Section if the first time Tenant fails to pay Base Rent when due Tenant pays such Base Rent within ten (10) days after delivery of written notice of such default.

3.5 No Diminution or Abatement of Rent. No abatement, diminution or reduction (i) of Rent, charges or other compensation, or (ii) of Tenant’s other obligations hereunder shall be allowed to Tenant or any person claiming under Tenant, under any circumstances or for any reason whatsoever, except as expressly provided otherwise herein.

ARTICLE IV.
USE AND OPERATION OF PREMISES

4.1 Permitted Use. Tenant covenants that it shall, throughout the Term of this Lease, use and occupy the Premises only for lawful industrial and office uses or other lawful uses consistent with applicable zoning and which do not conflict with covenants, restrictions or other matters of record affecting title to the Premises.

4.2 Compliance with Laws. Tenant shall at all times keep and maintain the Premises in compliance with all applicable laws, ordinances, statutes, rules, regulations, orders, directions and requirements of all federal, state, county and municipal governments and of all other governmental agencies or authorities having or claiming jurisdiction over the Premises or the business activities conducted thereon or therein and of all of their respective departments, bureaus, agencies or officers, and of any insurance underwriting board or insurance inspection bureau having or claiming such jurisdiction or any other body exercising similar functions and of all insurance companies from time to time selected by Tenant to write policies of insurance covering the Premises and any business or business activity conducted thereon or therein. Without limiting the foregoing, to the extent any governmental entity requires more parking spaces to be located on the Premises or more striped spaces to be located on the Premises, Tenant shall be responsible for complying with any such requirement.

4.3 Hazardous Materials, Sewage Prohibited and Connecticut Transfer Act. Tenant hereby agrees that Tenant, its employees, agents, invitees, licensees, contractors and subtenants (if permitted), shall handle, store, dispose of and use any and all Hazardous Materials (as hereinafter defined) located on the Premises which are standard for Tenant’s intended use of the Premises in accordance with Environmental Requirements (as hereinafter defined). Except for such Hazardous Materials which are standard for or used in connection with such intended use, Tenant shall at all times from and after the Effective Date keep the Premises free of Hazardous Materials. Neither Tenant nor any of its employees, agents, invitees, licensees, contractors or subtenants (if permitted) shall use, generate, manufacture, refine, treat, process, produce, store, deposit, handle, transport, release, or dispose of Hazardous Materials in, on or about the Premises (including but not limited to soil, groundwater, and surface water), in violation of any Environmental Requirements currently in existence or hereafter enacted or rendered.

Tenant shall give Landlord prompt written notice of any claim action, proceeding or suit which is instituted or threatened in writing against Tenant or Landlord of which Tenant receives notice of a Release (as hereinafter defined) of Hazardous Materials.  Such notice shall include as much detail as reasonably possible, including identity of the location, type and quantity of Hazardous Materials released, and shall also include copies of any relevant documents received in connection therewith.

Commencing upon the Effective Date and continuing during the Term of this Lease, Tenant shall indemnify, defend and hold Landlord, its successors and assigns, and their respective directors, officers, employees and agents, harmless from and against any claims (including third party claims), demands, penalties, fines, liabilities, settlements, damages, costs or expenses of whatever kind or nature, known or unknown, including reasonable attorneys’ fees, fees of environmental consultants and other experts and laboratory fees, contingent or otherwise, arising out of or in any way related to the following matters: (i) the release, use, storage, treatment, transportation, transfer, manufacture, refinement, handling, production, disposal or threatened release of any Hazardous Materials, on, over, under, from through or affecting the Premises or the air, soil, groundwater or surface water, vegetation, buildings, personal property, persons or animals thereon (collectively a “Release”); (ii) any personal injury (including wrongful death) or property damages (real or personal) arising out of or related to such Release; (iii) any lawsuit brought or threatened in writing, settlement reached (with the consent of Tenant, not to be unreasonably conditioned, withheld or delayed) or governmental order relating to a Release; (iv) any actual or noticed violation of or liability pursuant to Environmental Requirements which is based upon or in any way related to a Release; (v) any Pre-Existing Environmental Condition (as hereinafter defined); and/or (vi) the breach of any warranty, representation or covenant contained in this Section. The indemnity provided in this Section shall survive the expiration or termination of this Lease and is not limited or otherwise affected by Landlord’s knowledge of any matter. Tenant further agrees that Tenant shall be responsible, at its sole cost and expense, for all Corrective Action (as hereinafter defined) relative to: (a) any and all Hazardous Materials in soil, groundwater or surface water on or about the Premises in amounts, concentrations or levels that meet or exceed Environmental Requirements, and (b) any Pre-Existing Environmental Condition.

As used herein, the term “Hazardous Materials” shall mean and be defined as any and all toxic or hazardous (or words of similar import or regulatory effect) substances, chemicals, materials or pollutants, of any kind or nature, whether naturally occurring or manmade, which are regulated, governed, restricted or prohibited by any federal, state or local law, decision, statute, rule, or ordinance currently in existence or hereafter enacted or rendered, and shall include (without limitation), all oil, gasoline, petroleum based substances and asbestos insulation, polychlorinated biphenyls and urea formaldehyde insulation. As used herein, the term “Pre-Existing Environmental Condition” means presence of: (i) Hazardous Materials in soil, groundwater or surface water on or about the Premises which first existed or first occurred prior to the Effective Date; or (ii) any other environmental condition which first existed or first occurred prior to the Effective Date. “Environmental Requirements”, as used herein, shall mean all applicable federal, state, and local government laws (including common law), rules, regulations, statutes, codes, ordinances, directives, guidance documents, cleanup or other standards, and any other governmental requirements or standards which pertain to, regulate, or impose liability or standards of conduct concerning the environment, natural resources, or the use, storage, human exposure to, handling, transportation, release, cleanup or disposal of Hazardous Substances. “Corrective Action” shall mean investigation, assessment, monitoring (including post-remediation confirmation monitoring), sampling, analysis, cleanup, removal, disposal, on-site treatment, off-site treatment, active remediation, passive remediation, remediation alternatives including but not limited to risk-based corrective action, if applicable, and/or other activities approved, concurred in or required by the governmental agency having jurisdiction over the Premises.

Tenant shall not discharge or permit to be discharged from the Premises any Hazardous Materials on, in or from the Premises. Any sewage which is produced or generated in connection with the use or operation of the Premises shall be handled and disposed of by Tenant as required by and in compliance with all applicable local, state and federal laws, ordinances and rules or regulations, including Environmental Requirements.

Tenant agrees that no underground storage tanks or underground storage receptacles shall be installed or constructed by Tenant on the Premises.

Notwithstanding anything contained herein to the contrary, Tenant shall ensure any alterations or improvements at the Premises be conducted so as to not expose in an unsafe manner any persons working in or visiting the Premises to Hazardous Materials, and in connection with any such alterations or improvements shall remove, treat or encapsulate any Hazardous Materials present upon the Premises and affected by such work as required by and in compliance with Environmental Requirements.

Tenant shall not, during the Term of this Lease, conduct or allow any activities to be performed or occur on the Premises that would cause or allow the Premises or any portion therefor to become an “establishment” as that term is defined in the Connecticut Transfer Act, Conn. Gen. Stat. §§ 22a-134 et seq. (the “Transfer Act”).  Notwithstanding  the foregoing, if Tenant causes or allows the Premises or any portion thereof to be or become an “establishment” pursuant to the Transfer Act, then Tenant shall be responsible for any and all costs and expenses relating to Landlord’s compliance with the Transfer Act in any future transaction subject to the Transfer Act, including signing as the “certifying party” as defined in the Transfer Act and conducting any pre- or post-closing obligations, including, without limitation, filing the applicable Transfer Act Forms, investigation, remediation and post-remediation monitoring.

Subject to Article XII of this Lease, Landlord shall have the right to perform an inspection of the Premises at any time with reasonable prior notice to Tenant to confirm compliance with this Section 4.3 and with Section 4.4 below.  In addition, Landlord may commission, or allow lenders or prospective purchasers or tenants to commission, environmental site assessments (“ESAs”), including without limitation Phase I and Phase II ESAs, of the Premises at any time.  If an ESA indicates Tenant has or may have caused a Release of Hazardous Materials or otherwise violated any applicable Environmental Requirements, then without limiting any other provisions of this Lease, Tenant shall pay the reasonable documented cost for the ESA and any additional testing, assessment, investigation or monitoring recommended as a result of the ESA.

4.4 Mold and Other Environmental Conditions. Tenant shall, during the Term of this Lease and any renewals thereof, (i) provide prompt written notification to Landlord of any adverse change to the Premises, such as changes to any environmental condition, including the presence of biocontaminants, such as mold; (ii) promptly undertake appropriate assessment, remedial and preventative actions sufficient to meet any Environmental Requirements or guidelines issued by applicable authoritative bodies or regulatory agencies in connection with a determination of any adverse change, and, in any event with respect to mold contamination, Tenant shall undertake (a) removal of the mold, (b) abatement of the underlying cause of the mold (including water intrusion), and (c) repair of any leaks and associated water damage at the Premises. Notwithstanding anything contained herein to the contrary, if Tenant fails to perform or cause such removal, abatement and/or restoration, and such failure shall continue for thirty (30) days after Tenant receives written notice from Landlord demanding the cure thereof (provided that if the same cannot be reasonably cured within such thirty (30) day period and Tenant shall have commenced to cure the same within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for as long as it shall require Tenant in the exercise of diligence to cure the same, it being agreed that no such extension shall be for a period in excess of forty five (45) days), Landlord may, upon one (1) business day prior written notice, perform or cause to be performed such removal, abatement and/or restoration, and Tenant shall reimburse Landlord for all the reasonable costs and expenses thereof within ten (10) days after receipt of bills therefor from Landlord.

4.5 Compliance With Restrictions, Etc. Tenant, at its expense, shall comply with all restrictive covenants or other title exceptions affecting the Premises and comply with and perform all of the obligations set forth therein to the extent that the same are applicable to the Premises or to the extent that the same, if not complied with or performed, would impair or prevent the continued use, occupancy and operation of the Premises. Further, in addition to Tenant’s payment obligations under this Lease, Tenant shall pay all reasonable, legal sums charged, levied or assessed under any restrictive covenants, declaration, reciprocal easement agreement or other title exceptions affecting the Premises promptly as the same become due and shall furnish Landlord evidence of payment thereof and indemnify, defend and hold harmless Landlord for any claim against Landlord for any such matters.

ARTICLE V.
TAXES AND ASSESSMENTS

5.1 Real Estate Taxes and Assessments. From and after the Effective Date and continuing throughout the Term of this Lease Tenant’s obligations with respect to Real Estate Taxes (as hereinafter defined) shall be as follows:

(a) Tenant shall pay directly to the taxing authorities, twenty (20) days prior to the date Real Estate Taxes may be paid without penalties or interest, the ad valorem real estate taxes, any payments in lieu of ad valorem taxes, property taxes, and all assessments, annual benefits, levies, fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, attributable and levied upon or assessed and payable by Landlord with respect to the Premises (collectively the “Real Estate Taxes”).  Real Estate Taxes shall also include (i) other taxes, other charges and impositions imposed by the State in which the Premises is located or any subdivision thereof which:  (A) are in replacement of or in addition to all or any part of ad valorem taxes as sources of revenue, and (B) are based in whole or in part upon the land of which the Premises are a part or any interest therein or the ownership thereof, or the rents or other income therefrom, including, without limitation, income, single business, franchise, excise, license, privilege, sales, use, and occupancy taxes; (ii) taxes or surcharges of any kind or nature upon, against or with respect to the parking areas or the number of parking spaces in the Premises.

(b) Tenant shall deliver to Landlord evidence of the payment of the Real Estate Taxes no later than fifteen (15) days after the date Real Estate Taxes can be paid without penalties or interest.

(c) Tenant shall pay and discharge, when due, all taxes assessed during the Term of this Lease against any leasehold interest or personal property of any kind owned by or placed in the Premises by Tenant. In addition to the Rent and any other sums or amounts required to be paid by Tenant to Landlord pursuant to the provisions of this Lease, Tenant shall also pay to Landlord, simultaneously with such payment of such Rent or other sums or amounts, the amount of any applicable sales, use or excise tax on any such Rent or other sums or amounts so paid by Tenant to Landlord, whether the same be levied, imposed or assessed by the State in which the Premises is located or any other federal, state, county or municipal governmental entity or agency. Any such sales, use or excise taxes shall be paid by Tenant to Landlord at the same time that each of the amounts with respect to which such taxes are payable are paid by Tenant to Landlord.

(d)           If Landlord does not appeal the real estate tax assessment after request of Tenant, Tenant may, as long as it pays all real estate taxes first, upon notice to Landlord, appeal the real estate tax assessment attributable to the Premises and Landlord shall cooperate, including timely signing all required applications and documents and, if required, being named as a plaintiff.

ARTICLE VI.
UTILITIES

From and after the Effective Date Tenant shall be liable for and shall pay directly all charges, rents and fees (together with any applicable taxes or assessments thereon) when due for water, gas, electricity, air conditioning, heat, septic, sewer, refuse collection, telephone, telecommunications cable and any other utility charges or similar items in connection with the use or occupancy of the Premises during the Term of this Lease. Landlord shall not be responsible or liable in any way whatsoever for the impairment, interruption, stoppage, or other interference with any utility services to the Premises.

ARTICLE VII.
INSURANCE

7.1. During the Term, Tenant, at its sole cost, but for the mutual benefit of Landlord and Tenant, shall maintain the following insurance:

(a) General Comprehensive public liability insurance protecting and indemnifying Landlord and Tenant against all claims for damages to person or property or for loss of life or property occurring in, upon or about the Premises and the areas adjacent thereto, in the amount of not less than Three Million and 00/100 ($3,000,000.00) per occurrence and Five Million and 00/100 ($5,000,000.00) annual general aggregate limit per location, naming Landlord, its managing agent, if any, and any mortgagee(s), as their respective interests may appear as additional insureds;

(b) Insurance against damage to the Building by all risks of direct physical loss (at Landlord's option to include earthquake, flood and such other risks as Landlord deems appropriate) with the policy to contain either the agreed amount endorsement or a replacement cost endorsement, in amounts equal to one hundred (100%) percent of full replacement cost, and in any event in an amount sufficient to prevent Landlord from becoming a co-insurer. Replacement Cost shall be determined from time to time by an independent appraiser, architect or engineer designated by Landlord and reasonably acceptable to Tenant, at Tenant's reasonable expense. The policy may include, at Landlord's reasonable option, a contingent liability endorsement and/or demolition and increased cost of construction endorsement in order for the Building to be constructed in accordance with all requirements and regulations which may be applicable at the time of loss or damage, of all governmental agencies having jurisdiction over the Building and construction of the Building.

(c) "All Risk" property insurance against fire, theft, vandalism, malicious mischief, sprinkler leakage and such additional perils as are now, or hereafter may be, included in a standard extended coverage endorsement from time to time in general use in the State in which the Premises is located upon property of every description and kind owned by Tenant and/or under Tenant's care, custody or control located in the Building or the Premises or for which Tenant is legally liable or installed by or on behalf of Tenant, including by way of example and not by way of limitation, fixtures, fittings and affixed installations in an amount equal to the full replacement cost thereof.

(d) Boiler and machinery insurance coverage, if appropriate, for all eligible objects, including pressure vessels and air conditioning equipment, with the electrical apparatus clause, with such limits as may be reasonably necessary to properly insure the values at risk in the Building.

(e) Business interruption and rent loss insurance, against the loss of Base and Additional Rent for no less than one (1) year as provided herein.

(f) Workers' Compensation Insurance (including employers' liability insurance) covering all persons employed at the Premises to the extent required by the laws of the State in which the Premises is located.

(g) Insurance for such other hazards and in such amounts as Landlord may reasonably require and as at the time are commonly insured against with respect to buildings similar in character, general location and particular manner of use and occupancy to the Premises in relative amounts normally carried with respect thereto. If, by reason of changed economic conditions, the insurance amounts referred to in this Section become inadequate, in Landlord's reasonable determination, Tenant agrees to increase the amounts of such insurance promptly upon Landlord's reasonable request.

Tenant represents, said representation being specifically designed to induce Landlord to execute this Lease, that Tenant's personal property, fixtures, goods and inventory and any other items which Tenant may bring to the Premises or which may be under Tenant's care, custody and control which may be subject to any claim for damages or destruction shall never exceed the amount of insurance which Tenant is required to carry pursuant to this Lease. Tenant shall name Landlord, its managing agent, if any, and Landlord's mortgagee[s] as an additional named insureds, as their interests may appear, with Landlord (or its mortgagee(s)) being designated as "loss payee" in all fire/casualty real property cases only. If at any time the amount of personal property, fixtures, goods and inventory or other items located at the Premises shall exceed said amount, Tenant covenants to so notify Landlord and at the same time increase the amount of insurance required to be carried pursuant to Subsection 7.1(c) to an amount sufficient to cover the aforesaid to preclude any liability on Landlord's part to Tenant. Should Tenant fail to do so, or fail to maintain insurance coverage adequate to cover the aforesaid, naming Landlord, its managing agent, if any, and Landlord's mortgagee[s] as an additional named insured, then, after written notice and a ten (10) day opportunity to cure, Tenant shall be in default hereunder and shall be deemed to have breached its covenants as set forth herein.

Tenant shall not do or permit to be done any act or thing on the Premises which shall invalidate or be in conflict with, or cause additional premium for any insurance policy insuring the Premises.

All policies of insurance required pursuant to this Section shall be from a company rated in the A.M. Best Key Rating Guide with a policyholder's service rating of A and a financial rating of X or such other rating as may be required by Landlord's mortgagee. The insurance company shall be licensed to do business in the State in which the Premises is located and a certificate(s) evidencing the existence of such policy shall be delivered to Landlord, together with evidence of the payment of the premiums therefore upon the execution of this Lease. Each insurance company shall agree to provide a notice of cancellation or non-renewal to Landlord and any mortgagee at least thirty (30) days prior to said event becoming effective. At least thirty (30) days prior to the expiration or termination date of any policy, Tenant shall deliver a renewal or replacement policy, or certificate(s) evidencing the existence thereof, to Landlord together with proof of the payment of the premium therefor. No deductible on any insurance required hereunder shall exceed Ten Thousand and 00/100 ($10,000.00) Dollars. If Tenant shall fail to comply with the provisions of this Article VII, Landlord shall have the right on no less than three (3) days prior written notice (unless Landlord needs to accelerate the implementation of such insurance due to the lapse or possible lapse of such insurance), but not the obligation, to procure such insurance and pay the premiums thereof and Landlord shall be entitled to repayment by Tenant immediately on demand, as Additional Rent.

7.2  Tenant is and shall be in exclusive control and possession of the Premises as provided herein, and Landlord shall not be liable to Tenant for any loss suffered by Tenant under any circumstances, including, but not limited to: (i) loss of or injury to Tenant or to Tenant's property or that for which Tenant is legally liable from any cause whatsoever, including but not limited to theft or burglary; or (ii) that which results from or is incidental to the furnishing of or failure to furnish or the interruption in connection with the furnishing of any service; or (iii) that which results from any inspection, repair, alteration or addition or the failure thereof undertaken or failed to be undertaken by Landlord; or (iv) any interruption to Tenant's business, however occurring.

The aforesaid exculpatory Section is to induce Landlord, in its judgment, to avoid or minimize covering risks which are better quantified and covered by Tenant either through insurance, thereby avoiding the need to increase the rent charged Tenant to compensate Landlord for the additional costs in obtaining said coverage or reserving against such losses.

Tenant shall indemnify, defend and save Landlord harmless against and from all and all liabilities, claims, suits, fines, penalties, damages, losses, fees, obligations, costs and expenses (including attorneys' fees) which may be imposed upon, incurred by or asserted against Landlord by reason of:

(A) Any work or thing done in, on or about the Premises or any part thereof by Tenant or permitted by Tenant;

(B) Any use, occupation, condition or operation of the Premises by Tenant;

(C) Any act or omission on the part of Tenant or any of its agents, employees, invitees, licensees or subtenants on or within the Premises or any part thereof, or any occurrence on any of the same;

(D) Any accident, injury (including death) or damage to any third party or property owned by someone other than Tenant and not under the care, custody or control of Tenant occurring in, on or about the Premises or any part thereof;

(E) Any failure on the part of Tenant to perform or comply with any of the covenants, agreements, terms or conditions contained in this Lease.

The provisions of this Section shall survive the expiration or earlier termination of the Lease.

7.3. Any policies required to be furnished by Tenant pursuant to this Article VII will unequivocally provide an undertaking by the insurers to notify Landlord and the mortgagees or ground lessors of Landlord (who Tenant has received notice thereof and the address of such mortgages or ground lessors) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof.

7.4 All policies of insurance set forth in this Article shall expressly provide that any losses thereunder shall be adjusted with Landlord, Tenant and Landlord’s mortgagees.  The Tenant will not take out separate insurance concurrent in form or contributing in the event of loss with that required (or which may reasonably be required) pursuant to this paragraph to be furnished by the Tenant unless the Landlord and each of Landlord’s mortgagees are included therein as an insured, with all losses payable thereunder as provided above.  Any such additional policy shall be subject to Landlord’s prior consent and if approved, shall be delivered to Landlord.

7.5 Carriers and Features. All insurance policies required to be carried by Tenant as provided in this Article shall be issued by insurance companies reasonably approved by Landlord authorized and licensed to do business in the State in which the Premises is located. The insurance companies must have (as determined by Landlord at its discretion): (i) an investment grade rating for claims paying ability assigned by a credit rating agency approved by Landlord and (ii) a general policy rating of A or better and a financial class of X or better by A.M. Best Company, Inc. All such policies shall be for periods of not less than one year and Tenant shall renew the same at least thirty (30) days prior to the expiration thereof. All such policies shall name Landlord as additional insured and any wholly or principally owned subsidiaries of Landlord that may now or hereafter exist, as well as any mortgagee or collateral assignee of Landlord, and shall require not less than thirty (30) days written notice to Landlord prior to any cancellation thereof or any change reducing coverage thereunder. In addition to the foregoing, all policies of insurance required in this Article shall contain above shall contain clauses or endorsements to the effect that (i) no act or negligence of Tenant, or anyone acting for Tenant, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Landlord is concerned, and (ii) Landlord shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.

Tenant shall pay the premiums for all insurance policies which Tenant is obligated to carry under this Article and, at least thirty (30) days prior to the date any such insurance must be in effect, deliver to Landlord a copy of the policy or policies, or a certificate or certificates thereof (on ACORD 27 forms or equivalent), along with evidence that the premiums therefor have been paid for at least the next ensuing annual period.

7.6 Failure to Procure Insurance. In the event Tenant shall fail to procure insurance required under this Article and fail to maintain the same in full force and effect continuously during the Term of this Lease, Landlord shall be entitled to, upon no less than three (3) days’ written notice to Tenant (unless Landlord needs to accelerate the implementation of such insurance due to the lapse or possible lapse of such insurance), procure the same and Tenant shall immediately reimburse Landlord for such premium expense as past due Additional Rent.

7.7 Mutual Waiver of Subrogation. Tenant agrees that, if any property owned by it and located in the Premises shall be stolen, damaged or destroyed by an insured peril, Landlord shall not have any liability to Tenant, nor to any insurer of Tenant, for or in respect of such theft, damage or destruction, and Tenant and Landlord shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with a provision in and by which the insurer designated therein shall waive its right of subrogation against Landlord or Tenant, as the case may be. Landlord agrees that, if any property owned by it and located in the Premises shall be stolen, damaged or destroyed by an insured peril, Tenant shall not have any liability to Landlord, nor to any insurer of Landlord, for or in respect of such theft, damage or destruction, and Landlord shall require all policies of risk insurance carried by it on its property in the Premises to contain or be endorsed with a provision in and by which the insurer designated therein shall waive its right of subrogation against Tenant.

ARTICLE VIII.
ADDITIONS, ALTERATIONS AND REMOVALS

8.1 Prohibition. Except as hereinafter expressly provided in Section 8.2, no portion of the Premises shall be demolished, removed or materially altered by Tenant in any manner whatsoever without the prior written consent and approval of Landlord, which may be withheld by Landlord in its sole and absolute discretion.

8.2 Permitted Renovations.

(a) Tenant shall be entitled and obligated to undertake all alterations to the Premises required by any applicable law or ordinance.

(b) Tenant shall be entitled to undertake non-structural alterations, renovations or modifications to the Premises which cost no more than Two Hundred Thousand Dollars ($200,000) per year without Landlord’s prior consent.

(c) Tenant shall not be entitled to undertake any structural alterations, renovations or modifications (collectively, “Structural Work”) to the Premises without Landlord’s prior written consent; provided, however, Landlord’s prior consent shall not be required for structural repairs or replacements of existing structural elements (e.g. replacing roof, the roof membrane roof covering, exterior walls, structural support beams); provided further however that Tenant shall give Landlord written notice before causing such structural repairs or replacements to be performed and shall also comply with the provisions of Section 9.2 below. Prior to performing any Structural Work, Tenant shall request Landlord’s consent, which consent shall be given or withheld within [thirty (30)] days of Tenant’s request. Landlord’s consent shall not be unreasonably withheld or delayed, but may be conditioned upon Tenant’s full compliance with the requirements of Section 9.2 below.  Landlord may retain expert consultants in connection with the review of any proposed Structural Work, and the reasonable cost thereof shall be reimbursed by Tenant.  Structural Work shall also include system wide repairs or replacements to the mechanical systems and exterior elevations.

(d) When performing any alterations or renovations to the Improvements, Tenant shall comply with all of the following requirements:

(i) No such alterations shall be undertaken by Tenant which materially and adversely affect the value of the Premises or without Landlord’s consent, materially decrease the square footage of the Improvements.

(ii) Before the commencement of any such alterations, Tenant or its agents shall furnish to Landlord either plans and specifications therefor depicting the scope of the Alterations or a reasonable detailed itemization thereof.

(iii) Before the commencement of any such alterations, Tenant shall obtain the approval thereof by all governmental departments or authorities having or claiming jurisdiction of or over the Premises, if required by such departments or authorities, and with any public utility companies having an interest therein, if required by such utility companies. In any such work, Tenant shall comply with all applicable laws, ordinances, requirements, orders, directions, rules and regulations of the federal, state, county and municipal governments and of all other governmental authorities having or claiming jurisdiction of or over the Premises and of all their respective departments, bureaus and offices, and with the requirements and regulations, if any, of such public utilities, of the insurance underwriting board or insurance inspection bureau having or claiming jurisdiction, or any other body exercising similar functions, and of all insurance companies then writing policies covering the Premises or any part thereof.

(iv) Tenant represents and warrants to Landlord that all such alterations will be performed in a good and workmanlike manner, in accordance with the terms, provisions and conditions of this Lease, the plans and specifications or itemization thereof approved by Landlord and all governmental requirements.

(v) Landlord shall have the right to inspect any such work on prior notice at all times during normal working hours accompanied by an authorized Tenant representative and to maintain at the Premises for that purpose (at its own expense) such inspector(s) as it may deem necessary so long as such inspections do not interfere with Tenant’s work (but Landlord shall not thereby assume any responsibility for the proper completion of the alterations in accordance with the terms of this Lease, nor any liability arising from the improper performance thereof).

(vi) All such alterations shall be performed at Tenant’s cost and expense and free of any expense to Landlord and free of any liens on Landlord’s title to or Tenant’s leasehold interest in the Premises.

(vii) Upon substantial completion of any such alterations Tenant shall procure a certificate of occupancy or other written approval, if available and if required, from the appropriate governmental authorities verifying the substantial completion thereof and shall provide a copy of same to Landlord.

(viii) Tenant shall, and hereby agrees to, indemnify and save and hold Landlord harmless from and against and reimburse Landlord for any and all loss, damage, cost and expense (including, without limitation, reasonable attorneys’ fees) incurred by or asserted against Landlord which is occasioned by or results, directly or indirectly, from any construction or renovation activities conducted upon the Premises by or at the direction of Tenant; whether or not the same is caused by or is the fault of Tenant or any contractor, subcontractor, laborer, supplier, materialman or any other third party.

(e) Upon expiration of or termination of the Term, Tenant shall not be required to remove any alterations or renovations made to the Improvements by Tenant. Landlord represents and warrants that Tenant shall have no obligation to remove any Improvements made to the Premises prior to the Effective Date hereof.

ARTICLE IX.
MAINTENANCE AND REPAIRS

9.1 Repairs by Tenant. From and after the Effective Date and continuing throughout the Term of this Lease Tenant shall at all times and at its sole cost and expense, put, keep, replace and maintain the Premises (including, without limitation, the roof, plumbing systems, electric systems and HVAC systems) in repair and in safe and substantial order and condition, shall make all repairs thereto, both inside and outside, structural and non-structural, ordinary and extraordinary, howsoever the necessity or desirability for repairs may occur, and whether or not necessitated by wear, tear, obsolescence or defects, latent or otherwise, and shall use all reasonable precautions to prevent waste, damage or injury. Tenant shall also, at its own cost and expense, put, keep, replace and maintain all landscaping, signs, sidewalks, roadways, driveways and parking areas within the Premises in good repair and in good, safe and substantial order and condition and free from dirt, standing water, rubbish and other obstructions or obstacles.

9.2 Landlord’s Obligation. Landlord shall not be required to make any alterations, reconstructions, replacements, changes, additions, improvements or repairs of any kind or nature whatsoever to the Premises or any portion thereof (including, without limitation, any portion of the Improvements) at any time during the Term of this Lease.

ARTICLE X.
DAMAGE OR DESTRUCTION

10.1 Restoration and Repair. If, during the Term of this Lease, the Improvements shall be destroyed or damaged in whole or in part by fire, windstorm or any other cause whatsoever, Tenant shall give Landlord prompt notice thereof and shall repair, reconstruct or replace the Improvements, or the portion thereof so destroyed or damaged (whichever is reasonably required), at least to the extent of the value and character thereof existing immediately prior to such occurrence. All work shall be started as soon as practicable and completed, at Tenant’s sole reasonable cost and expense. Tenant shall, however, immediately take such action as is necessary to assure that the Premises (or any portion thereof) do not constitute a nuisance or otherwise present a health or safety hazard.

10.2 Escrow of Insurance Proceeds. In the event of a casualty resulting in a loss payment for the Improvements in an amount greater than ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), the proceeds of all insurance policies maintained by Tenant shall be deposited in Landlord’s name in a joint escrow account at a bank or other financial institution agreed to by Landlord and Tenant, and shall be used by Tenant for the repair, reconstruction or restoration of the Improvements together with its own funds advanced by Tenant, which, together with the insurance proceeds, are sufficient to fully restore the Improvements. Such proceeds and such additional funds as are deposited by Tenant shall be disbursed periodically upon receipt of partial lien waivers and certification of the architect or engineer having supervision of the work that such amounts are the amounts paid or payable for the repair, reconstruction or restoration. Tenant shall obtain and make receipted bills available to Landlord and, upon completion of said work, full and final waivers of lien. In the event of a casualty resulting in a loss payment for the Improvements in an amount equal to or less than the amount stated above, the proceeds shall be paid to Tenant, and shall be applied towards repair, reconstruction and restoration.

10.3 Uninsured Losses. Nothing contained herein shall relieve Tenant of its obligations under this Article if the destruction or damage is not covered, either in whole or in part, by insurance.

ARTICLE XI.
CONDEMNATION

11.1 Complete Taking. If the whole of the Premises shall be taken or condemned for any public or quasi-public use or purpose, by right of eminent domain or by purchase in lieu thereof, or if a substantial portion of the Premises shall be so taken or condemned that the portion or portions remaining is or are not sufficient and suitable, in the mutual reasonable judgment of Landlord and Tenant, for the continued operation of the business contemplated by this Lease to be conducted thereon, therein or therefrom so as to effectively render the Premises untenantable, then this Lease and the Term hereby granted shall cease and terminate as of the date on which the condemning authority takes possession and all Rent shall be paid by Tenant to Landlord up to that date or refunded by Landlord to Tenant if Rent has previously been paid by Tenant beyond that date.

11.2 Partial Taking. If a portion of the Premises is taken, and the portion or portions remaining can, in the mutual reasonable judgment of Landlord and Tenant, be adapted and used for the conduct of Tenant’s business operation, such that the Premises are not effectively rendered untenantable or unfit for Tenant’s business purposes, then the Tenant shall promptly restore the remaining portion or portions thereof to a condition comparable to their condition at the time of such taking or condemnation, less the portion or portions lost by the taking, and this Lease shall continue in full force and effect except that the Rent payable hereunder shall, if necessary, be equitably adjusted to take into account the portion or portions of the Premises lost by the taking.

11.3 Award. The entire award for the Premises or the portion or portions thereof so taken shall be apportioned between Landlord and Tenant as follows: (i) if this Lease terminates due to a taking or condemnation, Landlord shall be entitled to the entire award (except for any separate award made to Tenant for its moving expenses, interruption of or damage to Tenant’s business, any unamortized leasehold improvements paid for by Tenant (regardless of whether such improvements are part of the Improvements or Landlord’s property pursuant to this Lease) and the value of any Tenant’s property, pursuant to a separate independent action taken by Tenant against the condemning authority); (ii) if this Lease does not terminate due to such taking or condemnation, Tenant shall be entitled to the award to the extent required for restoration of the Premises, and Landlord shall be entitled to the balance of the award not applied to restoration. If this Lease does not terminate due to a taking or condemnation, Tenant shall, with due diligence, restore the remaining portion or portions of the Premises in the manner hereinabove provided. In such event, the proceeds of the award to be applied to restoration shall be deposited with a bank or financial institution agreeable to Landlord and Tenant as if such award were insurance proceeds, and the amount so deposited will thereafter be treated in the same manner as insurance proceeds are to be treated under Section 7.2 of this Lease until the restoration has been completed and Tenant has been reimbursed for all the costs and expenses thereof. If the award is insufficient to pay for the restoration, Tenant shall be responsible for the remaining cost and expense of such restoration.

11.4 Disputes. If Landlord and Tenant cannot agree in respect of any matters to be determined under this Article, a determination shall be requested of the court having jurisdiction over the taking or condemnation; provided, however, that if said court will not accept such matters for determination, either party may have the matters determined by a court otherwise having jurisdiction over the parties.

ARTICLE XII.
LANDLORD’S RIGHT TO INSPECT

Landlord and its agents, mortgagees, proposed mortgagees, purchasers and their employees or representatives shall have the right to enter upon the Premises or any portion thereof during Tenant’s normal business hours on prior notice (other than in the event of an emergency).  Only Tenant’s representative shall be welcome to participate in any such inspections, after twenty four (24) hours prior notice to Tenant, to inspect the operation, sanitation, safety, maintenance and use of the same, or any portions of the same and to assure itself that Tenant is in full compliance with its obligations under this Lease (but Landlord shall not thereby assume any responsibility for the performance of any of Tenant’s obligations hereunder, nor any liability arising from the improper performance thereof). In making any such inspections, Landlord shall not unduly interrupt or interfere with the conduct of Tenant’s business.

ARTICLE XIII.
ASSIGNMENT AND SUBLETTING BY TENANT

Tenant may not assign its interest in this Lease or sublet the whole or any part of the Premises without the prior consent of Landlord, which consent will not be unreasonably withheld, delayed or conditioned.  Tenant shall remain primarily liable and responsible under this Lease in the event of any such assignment or sublease and shall not be released from its obligations hereunder nor shall the guaranty of the Lease by Air Industries Group be terminated or released. Any assignment of this Lease or subletting of the Premises without notification to and consent by Landlord shall not be effective as to Landlord and Landlord shall not be bound thereby.

Tenant agrees that it shall not be unreasonable for Landlord to withhold its consent to a proposed sublease or assignment if:

(a) The proposed assignee (“Proposed Assignee”) refuses to provide Landlord with financial statements covering a period of at least 12 months ending no earlier than six months and no later than three months prior to the effective date of the proposed assignment;

(b) The Proposed Assignee shall not agree in writing to assume all of the obligations of Tenant under this Lease from and after the date of assignment;

(c) Tenant or Proposed Assignee shall fail to pay to Landlord a processing fee of One Thousand Five Hundred ($1,500.00) Dollars (increased by 2% each year commencing 1/1/17) in connection with the proposed sublet or assignment of this lease;

(d) Tenant shall fail to furnish Landlord with a true and correct copy of the sublease or assignment and assumption not less than thirty (30) days prior to execution for Landlord’s review and approval and a fully executed counterpart of the sublease or assignment and assumption of this Lease, as applicable, within ten (10) days after the date of the execution of same;

(e) The Proposed Assignee is not solvent or is generally held in disrepute;

(f) Without consent of Landlord, Tenant may assign this Lease to a corporation or other entity which is a direct or indirect subsidiary of Guarantor.

(g) Without consent of Landlord Tenant may assign this Lease or the holders of the equity interests of Tenant may sell or assign such interests to a third party which acquires all or substantially all of the business then being conducted by Tenant at the Premises.

(h) Without consent of Landlord, Tenant may sell or transfer a minority of its equity interests or otherwise assign or sublease to an affiliate or subsidiary of Tenant or its parent company; up to forty-nine percent (49%) of the Premises, or transfer equity interests in connection with going public.

(i) Under no circumstances shall Tenant or Guarantor be released from any liability under this Lease or Guaranty.

ARTICLE XIV.
LANDLORD’S INTEREST NOT SUBJECT TO LIENS

14.1 Liens, Generally. Tenant shall not create or cause to be imposed, claimed or filed upon the Premises, or any portion thereof, or upon the interest of Landlord therein, any lien, charge or encumbrance whatsoever. If, because of any act or omission of Tenant, any such lien, charge or encumbrance shall be imposed, claimed or filed, Tenant shall, at its sole cost and expense, cause the same to be fully paid and satisfied or otherwise discharged of record (by bonding or otherwise) within thirty (30) days after the date such lien is recorded and Tenant has notice of same and Tenant shall indemnify , defend and save and hold Landlord harmless from and against any and all reasonable costs, liabilities, suits, penalties, claims and demands whatsoever, and from and against any and all reasonable attorneys’ fees, at both trial and all appellate levels, resulting or on account thereof and therefrom. In the event that Tenant shall fail to comply with the foregoing provisions of this Section, Landlord shall have the option of paying, satisfying or otherwise discharging (by bonding or otherwise) such lien, charge or encumbrance and Tenant agrees to reimburse Landlord, as Additional Rent, for all sums so paid and for all costs and expenses incurred by Landlord in connection therewith, together with interest thereon as provided in this Lease, until paid.

14.2 Mechanics Liens. Landlord’s interest in the Premises shall not be subjected to liens of any nature by reason of Tenant’s construction, alteration, renovation, repair, restoration, replacement or reconstruction of any improvements on or in the Premises, or by reason of any other act or omission of Tenant (or of any person claiming by, through or under Tenant) including, but not limited to, mechanics’ and materialmen’s liens. All persons dealing with Tenant are hereby placed on notice that such persons shall not look to Landlord or to Landlord’s credit or assets (including Landlord’s interest in the Premises) for payment or satisfaction of any obligations incurred in connection with the construction, alteration, renovation, repair, restoration, replacement or reconstruction thereof by or on behalf of Tenant. Tenant has no power, right or authority to subject Landlord’s interest in the Premises to any mechanic’s or materialmen’s lien or claim of lien. If a lien, a claim of lien or an order for the payment of money shall be imposed against the Premises on account of work performed, for or on behalf of Tenant, Tenant shall, within thirty (30) days after written notice of the imposition of such lien, claim or order, cause the Premises to be released therefrom by the payment of the obligation secured thereby or by furnishing a bond or by any other method prescribed or permitted by law. If a lien is released, Tenant shall thereupon establish the release as a matter of record by recording or filing it in the appropriate office of land records of the County in which the Premises is located, and shall furnish Landlord with a copy of same.

14.3 Contest of Liens. Tenant may, at its option, contest the validity of any lien or claim of lien if Tenant shall have first posted an appropriate and sufficient bond in favor of the claimant or paid the appropriate sum into court, if permitted by law, and thereby obtained the release of the Premises from such lien. If judgment is obtained by the claimant under any lien, Tenant shall pay the same immediately after such judgment shall have become final and the time for appeal therefrom has expired without appeal having been taken. Tenant shall, at its own expense, defend the interests of Tenant and Landlord in any and all such suits; provided, however, that Landlord may, at its election, engage its own counsel and assert its own defenses, in which event Tenant shall cooperate with Landlord and make available to Landlord all information and data which Landlord deems necessary or desirable for such defense.

14.4 Notices of Commencement of Construction. If required by the laws of the State in which the Premises is located, prior to commencement by Tenant of any work on the Premises Tenant shall record or file a notice of the commencement of such work (the “Notice of Commencement”) in the land records of the County in which the Premises are located, identifying Tenant as the party for whom such work is being performed, stating such other matters as may be required by law and requiring the service of copies of all notices, liens or claims of lien upon Landlord. Any such Notice of Commencement shall clearly reflect that the interest of Tenant in the Premises is that of a leasehold estate and shall also clearly reflect that the interest of Landlord as the fee simple owner of the Premises shall not be subject to mechanics or materialmen’s liens on account of the work which is the subject of such Notice of Commencement. A copy of any such Notice of Commencement shall be furnished to and approved by Landlord and its attorneys prior to the recording or filing thereof, as aforesaid.

ARTICLE XV.
SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE

15.1 Subordination. Provided Tenant receives a recordable SNDA from any mortgagee or ground lessor, this Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Premises are hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to any mortgage or mortgages now or hereafter in force and effect upon or encumbering Landlord’s interest in the Premises, or any portion thereof, and to all collateral assignments by Landlord to any third party or parties of any of Landlord’s rights under this Lease or the rents, issues and profits thereof or therefrom as security for any liability or indebtedness, direct, indirect or contingent, of Landlord to such third party or parties, and to all future modifications, extensions, renewals, consolidations and replacements of, and all amendments and supplements to any such mortgage, mortgages or assignments, and upon recording of any such mortgage, mortgages or assignments, the same shall be deemed to be prior in dignity, lien and encumbrance to this Lease, Tenant’s interest hereunder and Tenant’s leasehold interest in and to the Premises irrespective of the dates of execution, delivery or recordation of any such mortgage, mortgages or assignments; provided, however,  Tenant’s possession and right of use under this Lease in and to the Premises shall not be disturbed by such mortgagee or ground lessor unless and until Tenant shall breach any of the provisions hereof after notice and expiration of the applicable cure period, if any. The foregoing subordination provisions of this Section shall be automatic and self-operative without the necessity of the execution of any further instrument or agreement of subordination on the part of Tenant. However, if Landlord or the holder or proposed holder of any such mortgage, mortgages or assignments shall request that Tenant execute and deliver any further instrument or agreement of subordination of this Lease, Tenant’s interest hereunder or Tenant’s leasehold interest in the Premises to any such mortgage, mortgages or assignments in confirmation or furtherance of or in addition to the foregoing subordination provisions of this Section, Tenant shall execute and deliver the same to the requesting party within thirty (30) days following Tenant’s receipt of such a written request.  Tenant’s failure to execute a subordination pursuant to this Section or an Estoppel Certificate pursuant to Section 20.2 shall be an Event of Default for which no notice, grace or cure period shall be provided, provided Tenant is notified of the potential for a default when the request is made.  For the avoidance of doubt, this Lease and Tenant’s interest hereunder are also hereby agreed by Tenant to be and are hereby made junior, inferior, subordinate and subject in right, title, interest, lien, encumbrance, priority and all other respects to any environmental land use restriction or activity and use restriction to be placed on the Premises (or any portion thereof) in connection with or pursuant to Environmental Requirements, including the Transfer Act.

15.2 Attornment. Tenant shall and hereby agrees to attorn, and be bound under all of the terms, provisions, covenants and conditions of this Lease, to any successor of the interest of Landlord under this Lease for the balance of the Term of this Lease remaining at the time of the succession of such interest to such successor. In particular, in the event that any proceedings are brought for the foreclosure of any mortgage or security interest encumbering or collateral assignment of Landlord’s interest in the Premises, or any portion thereof, Tenant shall attorn to the purchaser at any such foreclosure sale and recognize such purchaser as Landlord under this Lease, subject, however, to all of the terms and conditions of this Lease. Tenant agrees that neither the purchaser at any such foreclosure sale nor the foreclosing mortgagee or holder of such security interest or collateral assignment shall have any liability for any act or omission of Landlord, be subject to any offsets or defenses which Tenant may have as claim against Landlord, or be bound by any advance rents which may have been paid by Tenant to Landlord for more than the current period in which such rents come due; provided, however, if the foreclosing mortgagee had notice of any default and an opportunity to cure said default, then the foreclosing mortgagee will be subject to offsets and defenses for said default of which it had notice from Tenant.

ARTICLE XVI.
END OF TERM

16.1 Surrender of Premises. Tenant shall, on or before the last day of the Term of this Lease or upon the sooner termination thereof, peaceably and quietly surrender and deliver to Landlord the Premises (including, without limitation, all Improvements and all additions thereto and replacements thereof made from time to time over the Term of this Lease), in order, condition and repair, reasonable wear and tear and casualty excepted, and free and clear of all liens and encumbrances other than those which exist on the Rental Commencement Date or are otherwise specifically approved and acknowledged by Landlord in writing.

16.2 Holding Over. If Tenant or any other person or party shall remain in possession of the Premises or any part thereof following the expiration of the Term or earlier termination of this Lease without an agreement in writing between Landlord and Tenant with respect thereto, the person or party remaining in possession shall be deemed to be a tenant at sufferance, and during any such holdover, the Base Rent payable under this Lease by such tenant at sufferance shall be one hundred and fifty percent (150%) of the rate or rates in effect immediately prior to the expiration of the Term or earlier termination of this Lease, plus Additional Rent. In no event, however, shall such holding over be deemed or construed to be or constitute a renewal or extension of this Lease. The parties agree that: (i) it would be impractical and extremely difficult to fix the actual damage Landlord will suffer in the event of Tenant’s holdover without Landlord’s consent; and (ii) the foregoing increases in Rent due during any holdover period represent a fair and reasonable estimate of the detriment that Landlord will suffer by reason of Tenant’s holdover without consent.  Any holding over without Landlord's consent shall entitle Landlord to re-enter the Premises as provided in this Lease and Tenant shall pay to Landlord all reasonable documented damages sustained by Landlord as a result of retention of possession by Tenant, including, without limitation, the loss of any proposed subsequent tenant for any portion of the Premises.

ARTICLE XVII.
LIABILITY OF LANDLORD; INDEMNIFICATION

17.1 Liability of Landlord. Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant’s business, based on, arising out of or resulting from any cause whatsoever, including, but not limited to: (i) repairs to any portion of the Premises; (ii) interruption in Tenant’s use of the Premises; (iii) any accident or damage resulting from the use or operation (by Tenant or any other person or persons) of any equipment within the Premises, including without limitation, heating, cooling, electrical or plumbing equipment or apparatus; (iv) the termination of this Lease by reason of the condemnation or destruction of the Premises in accordance with the provisions of this Lease; (v) any fire, robbery, theft, mysterious disappearance or other casualty; (vi) the actions of any other person or persons; and (vii) any leakage or seepage in or from any part or portion of the Premises, whether from water, rain or other precipitation that may leak into, or flow from, any part of the Premises, or from drains, pipes or plumbing fixtures in the Improvements. Any storage or placement by the Tenant or its employees of goods, property or personal effects in or about the Premises shall be at the sole risk of the Tenant.

17.2 Indemnification of Landlord. Tenant shall defend, indemnify and save and hold Landlord harmless from and against any and all liabilities, obligations, losses, damages, injunctions, suits, actions, fines, penalties, claims, demands, costs and expenses of every kind or nature, including reasonable attorneys’ fees and court costs, incurred by Landlord, arising directly or indirectly from or out of: (i) any failure by Tenant to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant’s part to be performed; (ii) any accident, injury or damage which shall happen at, in or upon the Premises, however occurring; (iii) any matter or thing growing out of the condition, occupation, maintenance, alteration, repair, use or operation by any person of the Premises, or any part thereof, or the operation of the business contemplated by this Lease to be conducted thereon, thereat, therein, or therefrom; (iv) any failure of Tenant to comply with any laws, ordinances, requirements, orders, directions, rules or regulations of any governmental authority; (v) any contamination of the Premises, including the surface or groundwater thereof; (vi) any Release of Hazardous Materials sewage or waste materials on, from or through the Premises; or (vii) any other act or omission of Tenant, its employees, agents, invitees, customers, licensees or contractors, provided Tenant shall not be responsible for any indirect or consequential damages or loss of profits arising out of any of the foregoing.

17.3 Survival of Indemnities. Tenant’s indemnity obligations under this Article and elsewhere in this Lease arising prior to the expiration or earlier termination of this Lease shall survive any such expiration or termination.

17.4 Notice of Claim or Suit. Tenant shall promptly notify Landlord of any claim, action, proceeding or suit involving the Premises which is instituted or threatened against Tenant or Landlord of which Tenant receives notice or of which Tenant acquires knowledge. In the event Landlord is made a party to any action for damages or other relief against which Tenant has indemnified Landlord, as aforesaid, Tenant shall defend Landlord, pay all costs and shall provide effective counsel to Landlord in such litigation or, at Landlord’s option, shall pay all reasonable attorneys’ fees and costs incurred by Landlord in connection with its own defense or settlement of said litigation.

17.5 Limitation on Liability of Landlord. In the event Tenant is awarded a money judgment against Landlord, Tenant’s sole recourse for satisfaction of such judgment shall be limited to execution against the Premises. In no event shall any officer, director, employee or shareholder of Landlord be personally liable for the obligations of Landlord hereunder.

ARTICLE XIII.
DEFAULT

18.1 Events of Default. Each of the following events shall be an event of default hereunder by Tenant and shall constitute a breach of this Lease (individually an “Event of Default”):

(a) If Tenant shall fail to pay, when due, any Rent, or portion thereof, or any other sum due to Landlord from Tenant hereunder, and such failure shall continue for a period of ten (10) days after the due date thereof.

(b) If Tenant shall violate or fail to comply with or perform any other term, provision, covenant, agreement or condition to be performed or observed by Tenant under this Lease, and such violation or failure shall continue for a period of thirty (30) days after written notice thereof from Landlord. However, if said violation cannot be cured within thirty (30) days and should Tenant commence to cure said violation or commence the performance of said provision, covenant, agreement or condition within said thirty (30) days and thereafter diligently pursue said cure, then such failure shall not be an Event of Default hereunder so long as Tenant is diligently pursuing said cure, and so long as said failure is cured in any event within ninety (90) days after the written notice from Landlord.

(c) If, at any time during the Term of this Lease, there shall be filed against Tenant in any court, pursuant to any statute of either the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization or arrangement, or for the appointment of a receiver or trustee of all or any portion of Tenant’s property, including, without limitation, its leasehold interest in the Premises, or if Tenant shall make an assignment for the benefit of its creditors or petitions for or enters into an arrangement with its creditors.

(d) If, at any time during the Term of this Lease, there shall be filed against Tenant in any courts pursuant to any statute of the United States or of any State, a petition in bankruptcy or insolvency, or for reorganization, or for the appointment of a receiver or trustee of all or a portion of Tenant’s property, including, without limitation, its leasehold interest in the Premises, and any such proceeding against Tenant shall not be dismissed within sixty (60) days following the commencement thereof.

(e) If Tenant’s leasehold interest in the Premises or property therein shall be seized under any levy, execution, attachment or other process of court where the same shall not be vacated or stayed on appeal or otherwise within sixty (60) days thereafter, or if Tenant’s leasehold interest in the Premises is sold by judicial sale and such sale is not vacated, set aside or stayed on appeal or otherwise within sixty (60) days thereafter.

18.2 Remedies on Default. If any of the Events of Default hereinabove specified shall occur, Landlord, at any time thereafter, shall have and may exercise any of the following rights and remedies:

(a) Landlord may, on no less than thirty (30) days prior written notice thereof to Tenant, terminate this Lease and, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for Landlord’s own account and, for Tenant’s breach of and default under this Lease, recover from Tenant any and all rents and other sums and damages due or in existence at the time of such termination, including, without limitation, (i) all unaccelerated Rent and other sums, charges, payments, costs and expenses agreed and/or required to be paid by Tenant to Landlord hereunder, (ii) all reasonable documented costs and expenses of Landlord in connection with the recovery of possession of the Premises, including reasonable attorneys’ fees and court costs, and (iii) all reasonable documented costs and expenses of Landlord in connection with any reletting or attempted reletting of the Premises or any part or parts thereof, including, without limitation, brokerage fees, attorneys’ fees and the cost of any alterations or repairs which may be reasonably required to so relet the Premises, or any part or parts thereof.

(b) Landlord may, pursuant to any prior notice required by law, and without terminating this Lease, peaceably or pursuant to appropriate legal proceedings, re-enter, retake and resume possession of the Premises for the account of Tenant, make such alterations of and repairs to the Premises as may be reasonably necessary in order to relet the same or any part or parts thereof and relet or attempt to relet the Premises or any part or parts thereof for such term or terms (which may be for a term or terms extending beyond the Term of this Lease), at such rents and upon such other terms and provisions as Landlord, in its sole, but reasonable, discretion, may deem advisable. Landlord shall use reasonable efforts to mitigate its damages.  If Landlord relets or attempts to relet the Premises, Landlord shall at its sole discretion determine the terms and provisions of any new lease or sublease and whether or not a particular proposed new tenant or sublessee is acceptable to Landlord. Upon any such reletting, all rents received by the Landlord from such reletting shall be applied, (i) first, to the payment of all costs and expenses of recovering possession of the Premises, (ii) second, to the payment of any costs and expenses of such reletting, including brokerage fees, attorneys’ fees and the cost of any alterations and repairs reasonably required for such reletting; (iii) third, to the payment of any indebtedness, other than Rent, due hereunder from Tenant to the Landlord, (iv) fourth, to the payment of all Rent and other sums due and unpaid hereunder, and (v) fifth, the residue, if any, shall be held by the Landlord and applied in payment of future Rents as the same may become due and payable hereunder. If the rents received from such reletting during any period shall be less than that required to be paid during that period by the Tenant hereunder, Tenant shall promptly pay any such deficiency to the Landlord and failing the prompt payment thereof by Tenant to Landlord, Landlord shall immediately be entitled to institute legal proceedings for the recovery and collection of the same. Such deficiency shall be calculated and paid at the time each payment of rent shall otherwise become due under this Lease, or, at the option of Landlord, at the end of the Term of this Lease. Landlord shall, in addition, be immediately entitled to sue for and otherwise recover from Tenant any other damages occasioned by or resulting from any abandonment of the Premises or other breach of or default under this Lease other than a default in the payment of rent. No such re-entry, retaking or resumption of possession of the Premises by the Landlord for the account of Tenant shall be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention shall be given to the Tenant or unless the termination of this Lease be decreed by a court of competent jurisdiction. Notwithstanding any such re-entry and reletting or attempted reletting of the Premises or any part or parts thereof for the account of Tenant without termination, Landlord may at any time thereafter, upon written notice to Tenant, elect to terminate this Lease or pursue any other remedy available to Landlord for Tenant’s previous breach of or default under this Lease.

(c) Landlord may, without re-entering, retaking or resuming possession of the Premises, sue for all Rent and all other sums, charges, payments, costs and expenses due from Tenant to Landlord hereunder either: (i) as they become due under this Lease, taking into account that Tenant’s right and option to pay the Rent hereunder on a monthly basis in any particular Lease Year is conditioned upon the absence of a default on Tenant’s part in the performance of its obligations under this Lease, or (ii) at Landlord’s option, accelerate the maturity and due date of the whole or any part of the Rent for the entire then-remaining unexpired balance of the Term of this Lease (the “Accelerated Rent Amount”), as well as all other sums, charges, payments, costs and expenses required to be paid by Tenant to Landlord hereunder, including, without limitation, damages for breach or default of Tenant’s obligations hereunder in existence at the time of such acceleration, such that all sums due and payable under this Lease shall, following such acceleration, be treated as being and, in fact, be due and payable in advance as of the date of such acceleration. Landlord may then proceed to recover and collect the Present Value, as defined herein, of the Accelerated Rent Amount, and interest on said amount and other sums so sued for from Tenant by distress, levy, execution or otherwise. As used herein, “Present Value” shall mean Accelerated Rent Amount discounted at a discount rate equal to the yield on the ten (10) year U.S. Treasury Note.

(d) In addition to the remedies hereinabove specified and enumerated, Landlord shall have and may exercise the right to invoke any other remedies allowed at law or in equity as if the remedies of re-entry, unlawful detainer proceedings and other remedies were not herein provided. Accordingly, the mention in this Lease of any particular remedy shall not preclude Landlord from having or exercising any other remedy at law or in equity. Nothing herein contained shall be construed as precluding the Landlord from having or exercising such lawful remedies as may be and become necessary in order to preserve the Landlord’s right or the interest of the Landlord in the Premises and in this Lease, even before the expiration of any notice periods provided for in this Lease, if under the particular circumstances then existing the allowance of such notice periods will prejudice or will endanger the rights and estate of the Landlord in this Lease and in the Premises.

18.3 Landlord May Cure Tenant Defaults. If Tenant shall default in the performance of any term, provisions, covenant or condition on its part to be performed hereunder, Landlord may, on no less than ten (10) days written notice (other than in the event of an emergency) after notice to Tenant and expiration of the applicable cure period (or without notice or shorter notice, as reasonable under the circumstances if, in Landlord’s reasonable opinion, an emergency exists, but in any event with prior oral notice vie telephone) perform the same for the account and at the expense of Tenant. If, at any time and by reason of such default, Landlord is compelled to pay, or elects to pay, any sum of money or do any act which will require the payment of any sum of money, or is compelled to incur any expense in the enforcement of its rights hereunder or otherwise, such sum or sums, together with interest thereon at the highest rate allowed under the laws of the State where the Premises is located, shall be deemed past due rent subject to Section 3.4 hereof and shall be repaid to Landlord by Tenant promptly when billed therefor, and Landlord shall have all the same rights and remedies in respect thereof as Landlord has in respect of the rents herein reserved.

18.4 Rights Cumulative. The rights and remedies provided and available to Landlord in this Lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by Landlord, shall be deemed to be in exclusion of any other.

ARTICLE XIX.
NOTICES

Any notice required or permitted to be given under this Lease shall be deemed given if delivered personally to an officer of the party to be notified or sent by (i) United States registered or certified mail, postage prepaid, return receipt requested or (ii) overnight courier service, and addressed as follows:

If to Landlord:	GREEN DESK LLC 28470 Thirteen Mile Road, Suite 220 Farmington Hills, MI 48334 Attn: Jason Miller Phone: (248) 538-6370 Fax: (248) 855-0915

With copy to:	Honigman Miller Schwartz and Cohn LLP 2290 First National Building 600 Woodward Avenue Detroit, MI 48226
Attn: Howard N. Luckoff
Phone: (248)566-8466
Fax: (248) 566-8467

If to Tenant:	Air Realty Group LLC
360 Motor Parkway, Suite 100 Happuage, New York 11788
Attn: Daniel Godin
Phone: (631) 881-4920 Fax: (631) 206-9162

With copy to:	Eaton and Winkle LLP 3 Park Avenue, 16th Floor New York, N 10016 Attn: Vincent J. McGill, Esq. Phone: (212) 561-3604 Fax: (212) 779-9928

or such other address as may be designated by either party by written notice to the other in accordance with the provisions of this Article. All notices, consents, requests, demands, designations or other communications which may or are required to be given by either party to the other under this Lease shall be in writing and shall be deemed to have been duly given and received when (a) personally delivered; or (b) three days after being deposited in the United States mail, certified or registered, postage prepaid; or (c) one business day after being deposited with a nationally recognized overnight courier service; or (d) sent by facsimile transmission or electronic mail to be immediately followed by delivery in accordance with the foregoing (a), (b) or (c), and in all instances addressed as required under this Section. Notwithstanding the foregoing, any notice mailed to the last designated address of any person or party to which a notice may be or is required to be delivered pursuant to this Lease shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the notice is directed or the failure or refusal of such person or party to accept delivery of the notice.

ARTICLE XX.
MISCELLANEOUS

20.1 “Net” Lease. It is understood that this is an absolute net lease.  The Base Rent and all other sums payable by Tenant pursuant to this Lease shall be absolutely net to Landlord.  All costs, operating expenses, and obligations imposed upon the Premises or incurred in connection with its use, occupancy, care, maintenance, operation and control (including, but not limited to, all costs of replacements, maintenance and repairs (capital and ordinary, structural and non-structural, foreseen and unforeseen, ordinary and extraordinary) of the structure, roof, parking lot, utilities, taxes, insurance and all other payments required in connection with the Premises during the Term of this Lease) shall be paid by Tenant in addition to all items of Base Rent payable by Tenant under this Lease without notice or demand and without setoff, counterclaim, abatement, deduction, etc.  Additionally, Tenant shall be responsible for compliance with any and all legal requirements and shall pay any and all current and future costs relative thereto.

20.2 Estoppel Certificates. Tenant shall from time to time, within twenty (20) days after request by Landlord and without charge, give a Tenant Estoppel Certificate in the form attached hereto as Exhibit C and containing such other matters as may be reasonably requested by Landlord to any person, firm or corporation specified by Landlord.  Landlord shall provide a commercially reasonable estoppel certificate to Tenant’s lender in connection with a proposed financing or a proposed assignee permitted pursuant to the provisions of this Lease.

20.3 Brokerage. Landlord and Tenant hereby represent and warrant to each other that they have not engaged, employed or utilized the services of any business or real estate brokers, salesmen, agents or finders in the initiation, negotiation or consummation of the business and real estate transaction reflected in this Lease. On the basis of such representation and warranty, each party shall and hereby agrees to indemnify and save and hold the other party harmless from and against the payment of any commissions or fees to or claims for commissions or fees by any real estate or business broker, salesman, agent or finder resulting from or arising out of any actions taken or agreements made by them with respect to the business and real estate transaction reflected in this Lease.

20.4 No Partnership or Joint Venture. Landlord shall not, by virtue of this Lease, in any way or for any purpose, be deemed to be a partner of Tenant in the conduct of Tenant’s business upon, within or from the Premises or otherwise, or a joint venturer or a member of a joint enterprise with Tenant.

20.5 Entire Agreement. This Lease contains the entire agreement between the parties and, except as otherwise provided herein, can only be changed, modified, amended or terminated by an instrument in writing executed by the parties. It is mutually acknowledged and agreed by Landlord and Tenant that there are no verbal agreements, representations, warranties or other understandings affecting the same; and that Tenant hereby waives, as a material part of the consideration hereof, all claims against Landlord for rescission, damages or any other form of relief by reason of any alleged covenant, warranty, representation, agreement or understanding not contained in this Lease. This Lease shall not be changed, amended or modified except by a written instrument executed by Landlord and Tenant.

20.6 Waiver. No release, discharge or waiver of any provision hereof shall be enforceable against or binding upon Landlord or Tenant unless in writing and executed by Landlord or Tenant, as the case may be. Neither the failure of Landlord or Tenant to insist upon a strict performance of any of the terms, provisions, covenants, agreements and conditions hereof, nor the acceptance of any Rent by Landlord with knowledge of a breach of this Lease by Tenant in the performance of its obligations hereunder, shall be deemed a waiver of any rights or remedies that Landlord or Tenant may have or a waiver of any subsequent breach or default in any of such terms, provisions, covenants, agreements and conditions.

20.7 Time. Time is of the essence in every particular of this Lease, including, without limitation, obligations for the payment of money.

20.8 Costs and Attorneys’ Fees. If either party shall bring an action to recover any sum due hereunder, or for any breach hereunder, and shall obtain a judgment or decree in its favor, the court may award to such prevailing party its reasonable costs and reasonable attorneys’ fees, specifically including reasonable attorneys’ fees incurred in connection with any appeals (whether or not taxable as such by law). Landlord shall also be entitled to recover its reasonable attorneys’ fees and costs incurred in any bankruptcy action filed by or against Tenant, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim. Tenant shall also be entitled to recover its reasonable attorneys’ fees and costs incurred in any bankruptcy action filed by or against Landlord, including, without limitation, those incurred in seeking relief from the automatic stay, in dealing with the assumption or rejection of this Lease, in any adversary proceeding, and in the preparation and filing of any proof of claim.

20.9 Captions and Headings. The captions and headings in this Lease have been inserted herein only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of, or otherwise affect, the provisions of this Lease.

20.10 Severability. If any provision of this Lease shall be deemed to be invalid, it shall be considered deleted therefrom and shall not invalidate the remaining provisions of this Lease.

20.11 Successors and Assigns. The agreements, terms, provisions, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and, to the extent permitted herein, their respective successors and assigns.

20.12 Applicable Law. This Lease shall be governed by, and construed in accordance with, the laws of the State in which the Premises are located.

20.13 Waiver of Jury Trial. TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER OF THEM OR THEIR HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LEASE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. IN THE EVENT LANDLORD COMMENCES ANY PROCEEDINGS FOR NONPAYMENT OF RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF WHATEVER NATURE OR DESCRIPTION IN ANY SUCH PROCEEDING, UNLESS THE FAILURE TO RAISE THE SAME WOULD CONSTITUTE A WAIVER THEREOF. THIS SHALL NOT, HOWEVER, BE CONSTRUED AS A WAIVER OF TENANT’S RIGHT TO ASSERT SUCH CLAIMS IN ANY SEPARATE ACTION BROUGHT BY TENANT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LANDLORD’S ACCEPTING THIS LEASE.

20.14 Counterparts. This Lease may be executed in counterparts by the parties hereto and each shall be considered an original, but all such counterparts shall be construed together and constitute one Lease between the parties hereto.

20.15 Mortgagee Protection. Tenant shall give any mortgagees of the Premises by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, a copy of any notice of default sent to Landlord by Tenant, provided that prior to such notice Tenant has been notified, in writing (by way of Notice of Assignment of Rents and Leases, or otherwise), of the addresses of such mortgagees which has been provided in writing to Tenant.  If Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagees shall have an additional thirty (30) days within which to cure such default or, if such default cannot be cured within that time, then such additional time as may be necessary if, within such thirty (30) days, any mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant while such remedies are being so diligently pursued.

20.16 Guaranty. (a) On or before the Commencement Date, Tenant shall deposit with Landlord, as security for the payment of the Rent due hereunder and the full and faithful performance by Tenant of the covenants and conditions on the part of Tenant to be performed under this Lease, a cash security deposit (“Security Deposit”). The initial amount of the Security Deposit shall be the sum of One Hundred Fifty-Five Thousand Seven Hundred Ten and no/100 ($155,710.00) Dollars. In the event of any default by Tenant under this Lease, Landlord is hereby authorized to draw upon the Security Deposit to cure the default. In such case, Tenant shall immediately provide Landlord with additional cash in the amount equal to the aggregate of twelve (12) monthly payments of the then-current Basic Rent.

(b)           The remainder of the Security Deposit shall be returned to Tenant after the expiration of the Term, provided that Tenant has fully and faithfully performed all such covenants and conditions of this Lease, is not in arrears in Rent and has vacated the Premises. In the event of a sale, pledge, transfer or encumbrance of the Premises subject to this Lease, Landlord shall have the right to transfer the Security Deposit to a purchaser or lender, as applicable, and Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit. All costs incurred in connection with the transfer of the Security Deposit shall be paid by Tenant. It is agreed that this shall apply to every transfer or assignment made of the Security Deposit to the new landlord.

(c)           In the event of the insolvency of Tenant or in the event of the entry of a judgment in bankruptcy in any court against Tenant which is not discharged within thirty (30) days after entry, or in the event a petition is filed by or against Tenant under any chapter of the bankruptcy or insolvency laws of any state or the United States of America, then and in such event Landlord may require Tenant to deposit additional security in such amount as may be necessary to adequately assure Tenant's performance of all of its obligations under this Lease, including all payments subsequently accruing. Failure of Tenant to deposit the additional security required by this section within ten (10) days after Landlord's written demand shall constitute a default by Tenant under this Lease.

20.17 Financial Statements. If Tenant and Guarantor are not public companies and in any event, upon Landlord's written request in connection with a sale or a financing or refinancing, Tenant (and Guarantor) shall promptly furnish Landlord, from time to time, detailed financial statements reflecting Tenant's (and Guarantor’s) current financial condition along with such information requested by a mortgagee, proposed mortgagee or purchaser.

20.18 Direct Payment of Rent. Tenant and Landlord acknowledge and agree that Landlord may irrevocably instruct Tenant to make all rent and other payments due and to become due to Landlord under the Lease directly to Landlord’s mortgagee, which direction Tenant agrees to follow until further written notice from such mortgagee, and Landlord hereby expressly agrees that (a) Landlord shall have no right or claim against Tenant for or by reason of any payments of rent or other sums due under the Lease made to such mortgagee, and (b) any and all payments made by Tenant to such mortgagee shall constitute full and complete performance of such obligations of Tenant to Landlord under the Lease to the extent of such payments.

20.19 Merger.  Notwithstanding anything to the contrary contained in the Lease, if both Landlord's and Tenant's interests or estates in the Premises become vested in the same owner while the Premises is subject to a mortgage, the Lease shall nevertheless not be destroyed by the application of the doctrine of merger except upon the express written consent of the mortgagee.

20.20 Guaranty. Upon execution of this Lease by Tenant, Air Industries Group, a Nevada corporation (“Guarantor”) shall execute and deliver to Landlord the unconditional and irrevocable Guaranty in the form of Exhibit "D" attached hereto.

20.21 Landlord’s Waiver. Landlord agrees, as long as Tenant is not in default, to execute a commercially reasonable form of Landlord’s Waiver in favor of an independent third party which provides financing to Tenant which is secured by Tenant’s personal property in the Premises.

20.22 Short Form Lease.  Upon request of either Landlord or Tenant each, the other shall execute and record, in recorable form, a short form of this Lease.

[Remainder of page intentionally left blank]

[SIGNATURE PAGE TO AND A PART OF LEASE BY AND BETWEEN GREEN DESK LLC AND AIR REALTY GROUP LLC]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed on or as of the day and year first above written.

Signed, sealed and delivered in the presence of:

_____________________________________________ Name:________________________________________ _____________________________________________ Name:________________________________________	GREEN DESK LLC, a Michigan limited liability company By:____________________________________ Name:__________________________________ Its:_____________________________________ "LANDLORD"

_____________________________________________ Name:________________________________________ _____________________________________________ Name:________________________________________	AIR REALTY GROUP LLC, a Connecticut limited liability company By:____________________________________ Name:__________________________________ Its:_____________________________________ "TENANT"

ACKNOWLEDGMENT OF GUARANTOR

Air Industries Group, a Nevada corporation, as the guarantor under that Guaranty Agreement of even date with respect to the Lease, hereby acknowledges and agrees to the terms of the Lease.

AIR INDUSTRIES GROUP, a Nevada corporation By:____________________________________ Name:__________________________________ Its:_____________________________________

EXHIBIT A

LEGAL DESCRIPTION

Land situated in the Town of Barkhamsted, County of Litchfield, State of Connecticut legally described as follows:

Commonly known as:  236 New Hartford Road, Barkhamsted, Connecticut 06063

EXHIBIT B

BASE RENT FOR INITIAL TERM
AND OPTION PERIODS

EXHIBIT C

TENANT ESTOPPEL CERTIFICATE

THIS TENANT ESTOPPEL CERTIFICATE (“Certificate”) is given this      day of                     , 20     by Air Realty Group LLC, a Connecticut limited liability company (“Tenant”) in favor of                                 , a                     , with principal office and place of business at                                          (“Beneficiary”).

RECITALS:

A. Pursuant to the terms and conditions of that certain Lease Agreement (“Lease”) dated ____________, 2016, Green Desk LLC, a Michigan limited liability company (“Landlord”) leased to Tenant certain real property in Hartford County, Connecticut (“Premises”), which Premises are more particularly described in the Lease.

B. Pursuant to the terms and conditions of the Lease, the Beneficiary has requested that the Tenant execute and deliver this Certificate with respect to the Lease.

NOW, THEREFORE, in consideration of the above premises, the Tenant hereby makes the following statements for the benefit of the Assignee:

1. The copy of the Lease attached hereto and made a part hereof as Exhibit A is a true, correct and complete copy of the Lease, which Lease is in full force and effect as of the date hereof, and has not been modified or amended.

2. The Lease sets forth the entire agreement between the Landlord and the Tenant relating to the leasing of the Premises, and there are no other agreements, written or oral, relating to the leasing of the Premises.

3. There exists no uncured or outstanding defaults or events of default under the Lease, or events which, with the passage of time, and the giving of notice, or both, would be a default or event of default under the Lease.

4. No notice of termination has been given by Landlord or Tenant with respect to the Lease.

5. All payments due the Landlord under the Lease through and including the date hereof have been made, including the monthly installment of Base Rent (as defined in the Lease) for the period of                      to                      in the amount of $                    .

6. As of the date hereof, the annual Base Rent under the Lease is $                    .

7. There are no disputes between the Landlord and the Tenant with respect to any rental due under the Lease or with respect to any provision of the Lease.

8. Notwithstanding any provisions of the Lease to the contrary, the Tenant hereby consents to the [collateral] assignment of the Lease by the Landlord to the Beneficiary, and agrees that no terms and conditions of the Lease shall be altered, amended or changed as a result of such assignment.

9. The Tenant hereby agrees that from and after the date hereof [copies of] all notices which Tenant is required to deliver to the Landlord under the Lease with respect to defaults, events of default or failure to perform by the Landlord under the Lease, shall be delivered to Beneficiary at the following address:

__________________________
__________________________
__________________________
__________________________

10. The Tenant understands and acknowledges that Beneficiary is relying upon the representations set forth in this Certificate, and may rely thereon in connection with the [collateral] assignment of the Lease to Beneficiary.

IN TESTIMONY WHEREOF, witness the signature of the Tenant as of the day and year first set forth above.

_______________________________________ By:____________________________________ Name:__________________________________ Its:_____________________________________

EXHIBIT D

GUARANTY

The undersigned, Air Industries Group, a  Nevada corporation, whose address is  360 Motor Parkway, Suite 100, Happuage, New York, 11788, in consideration of the leasing of the leased premises described in that certain Lease (hereinafter referred to as the "Lease"), dated ____________, 2016 between GREEN DESK LLC, whose address is 28470 Thirteen Mile Road, Suite 220, Farmington Hills, MI  48334 as Landlord (hereinafter referred to as "Landlord"), and AIR REALTY GROUP LLC, whose address is  360 Motor Parkway, Suite 100, Happuage, New York, 11788, as Tenant (hereinafter referred to as "Tenant"), does hereby covenant and agree as follows:

The undersigned does hereby guarantee the full, faithful and timely payment and performance by Tenant of all of the payments, covenants and other obligations of Tenant under or pursuant to the Lease.  If Tenant shall default at any time in the payment of any rent or any other sums, costs or charges whatsoever, or in the performance of any of the other covenants and obligations of Tenant, under or pursuant to the Lease, then the undersigned, at its expense, shall on demand of Landlord fully and promptly, and well and truly, pay all rent, sums, costs and charges to be paid by Tenant, and perform all the other covenants and obligations to be performed by Tenant, under or pursuant to the Lease, and in addition shall on Landlord's demand pay to Landlord any and all sums due to Landlord, including (without limitation) all interest on past due obligations of Tenant, costs advanced by Landlord, and damages and all expenses (including attorneys' fees and litigation costs), that may arise in consequence of Tenant's default.  The undersigned hereby waives all requirements of notice of the acceptance of this Guaranty and all requirements of notice of breach or nonperformance by Tenant.

The obligations of the undersigned hereunder are independent of the obligations of Tenant.  A separate action or actions may, at Landlord's option, be brought and prosecuted against the undersigned, whether or not any action is first or subsequently brought against Tenant, or whether or not Tenant is joined in any such action, and the undersigned may be joined in any action or proceeding commenced by Landlord against Tenant arising out of, in connection with or based upon the Lease.  The undersigned waives any right to require Landlord to proceed against Tenant or pursue any other remedy in Landlord's power whatsoever, any right to complain of delay in the enforcement of  Landlord's rights under the Lease, and any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Tenant, or otherwise.

This Guaranty shall remain and continue in full force and effect and shall not be discharged in whole or in part notwithstanding (whether prior or subsequent to the execution hereof) any alteration, renewal, extension, modification, amendment or assignment of, or subletting, concession, franchising, licensing or permitting under the Lease.  The undersigned hereby waives notices of any of the foregoing, and agrees that the liability of the undersigned hereunder shall be based upon the obligations of Tenant set forth in the Lease as the same may be altered, renewed, extended, modified, amended or assigned.  For the purpose of this Guaranty and the obligations and liabilities of the undersigned hereunder, "Tenant" shall be deemed to include any and all concessionaires, licensees, franchisees, department operators, assignees, subtenants, permittees or others directly or indirectly operating or conducting a business in or from the Premises, as fully as if any of the same were the named Tenant under the Lease.

The undersigned's obligations hereunder shall remain fully binding although Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral at any time given as security for Tenant's obligations (including other guaranties) and/or released Tenant from the performance of its obligations under the Lease.

This Guaranty shall remain in full force and effect notwithstanding the institution by or against Tenant, of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise.

If this Guaranty is signed by more than one party, their obligations shall be joint and several, and the release of one of such guarantors shall not release any other of such guarantors.

Neuter terms should also refer, where applicable, to the feminine gender and the masculine gender; the singular reference shall also include the plural of any word if the context so requires.

This Guaranty shall be applicable to and binding upon the heirs, executors, administrators, representatives, successors and assigns of Landlord, Tenant and the undersigned.  Landlord may, without notice, assign this Guaranty in whole or in part.

In the event that Landlord should institute any suit against the undersigned for violation of or to enforce any of the covenants or conditions of this Guaranty or to enforce any right of Landlord hereunder, or should the undersigned institute any suit against Landlord arising out of or in connection with this Guaranty, or should either party institute a suit against the other for a declaration of rights hereunder, or should either party intervene in any suit in which the other is a party to enforce or protect its interest or rights hereunder, the prevailing party in any such suit shall be entitled to the fees of its attorney(s) in the reasonable amount thereof, to be determined by the court and taxed as a part of the costs therein.

The execution of this Guaranty prior to execution of the Lease shall not invalidate this Guaranty or lessen the obligations of Guarantor(s) hereunder.

Upon Landlord's written request, the undersigned shall promptly furnish Landlord (in any event, within twenty (20) days of request), from time to time, with financial statements (including, without limitation, operating statements including an annual profit and loss statement for the individual store unit covered by the Lease) reflecting the undersigned’s current financial condition, and written evidence of ownership of managing and controlling interests in the undersigned and in any entities which directly or indirectly control or manage the undersigned.

The undersigned shall, without charge and within twenty (20) days after any request of Landlord, certify in writing to any person specified in such request, as to the existence, amendment, validity of this Guaranty, the existence of any default or counterclaim hereunder or under the Lease and any other matter reasonably requested.  Any such certificate may be relied upon by any party requesting it and by any person to whom the same may be exhibited.

This Guaranty is made pursuant to, and shall be interpreted and applied in accordance with, the laws of the State of Michigan.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty this ____ day of April, 2016.

AIR INDUSTRIES GROUP, a Nevada corporation By: ____________________________ Name: _________________________ Its: ____________________________

STATE OF ______________	)
) SS.
COUNTY OF _____________	)

On this ___ day of _______, 201__, before me personally appeared ____________, the ___________________ of AIR INDUSTRIES GROUP, a Nevada corporation, to me known to be the person who executed the foregoing Guaranty and acknowledged before me that he is duly authorized and did execute same on behalf of said corporation.

_________________________________ Notary Public _________________ County, _________ My Commission Expires:_______________

EXHIBIT I

ENVIRONMENTAL INDEMNITY

[TO BE NEGOTIATED WITH BUYER’S LENDER]

UNITED BANK
ENVIRONMENTAL CERTIFICATE AND INDEMNITY AGREEMENT

This Certificate and Agreement (“Agreement”) is dated and being delivered this ___ day of April, 2016 to UNITED BANK (the “Bank”) by AIR REALTY GROUP LLC, a Connecticut limited liability company (“ARG”), and AIR INDUSTRIES GROUP, a Nevada corporation (“AIG”), in connection with the closing on this date of a ____________________ AND 00/100 DOLLARS ($____________________) loan (the “Loan”) from the Bank to ________________________.

WITNESSETH:

WHEREAS, the Loan is evidenced by a Permanent Mortgage Note from the ________________ (“Borrower”) to the Bank dated _____________, 201___ in the original principal amount of $_______________ (the “Note”); and

WHEREAS, Borrower owns certain property located at ______________________, Connecticut (the “Property”); and

WHEREAS, ARG, as tenant, and Borrower, as landlord, entered into a Lease dated as of ____________, 20___, pertaining to the Property (the “Lease”); and

WHEREAS, AIG executed a Guaranty in favor of Borrower, whereby AIR guaranteed the obligations of ARG pursuant to the Lease; and

WHEREAS, as a condition of the Bank making the Loan with Borrower, Bank requires that Indemnitor, jointly, severally and unconditionally indemnify and hold Bank harmless from and against any and all environmental problems, concerns, and costs at or affecting the Property to the extent set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and of one ($1.00) Dollar and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Indemnitor hereby represents, warrants, covenants, and agrees to the best of its actual knowledge and belief, except as evidenced in any environmental site assessments or other reports provided to Lender pertaining to the Property:

1.           Indemnitor has not undertaken nor shall they undertake, any activity causing:  (i) the Property to become a hazardous waste treatment, storage or disposal facility within the meaning of, or otherwise being the Property within the ambit of, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et. seq.,  as amended (“RCRA”), or any similar federal, state or local laws or regulations, (ii) a release or threatened release of hazardous waste from the Property within the ambit of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601 et. seq., as amended (“CERCLA”) or the Toxic Substances Control Act, 15 U.S.C. Section 2601 et. seq., as amended (“TSCA”), or any similar federal, state or local laws and regulations, or (iii) the discharge of pollutants or effluents into any water source or system, or the discharge into the air of any emissions, which would require a permit under the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et. seq., as amended (“FWPCA”), or the Clean Air Act, 42 U.S.C. Section 7401, et. seq., as amended (“CAA”) respectively, or any similar federal, state or local laws or regulations.

2.           No oil, petroleum, chemical liquids, solid, liquid, gaseous products, toxic substances, or any wastes, solid waste, hazardous waste or hazardous substance of any kind, are currently stored or used on the Property in violation of Environmental Laws and have not been stored or used on the Property in the past in violation of Environmental Laws, and no part of the Property is or has been used as a dump or landfill of any kind.  As used herein, the terms “wastes”, “solid waste”, “hazardous waste”, and “hazardous substance” shall have the meanings as such terms are defined in CERCLA, RCRA and Title 22a of the Connecticut General Statutes, as amended, and any regulations now or hereafter promulgated pursuant thereto, and shall also include any sewage or mixture of sewage or other waste material that passes through a sewer system to a treatment facility, any industrial waste-water discharges subject to regulation under FWPCA, and any source material, special nuclear material or byproduct material as defined by the Atomic Energy Act of 1954, 42 U.S.C. Section 3011 et. seq., as amended.

3.           Indemnitor has not, nor to the best of their knowledge has any other party, caused or suffered to occur, and Indemnitor shall not hereafter cause or suffer to occur, a discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical liquids or solid, liquid or gaseous products or hazardous waste (a “spill”), as those terms are used in Chapter 446k of the Connecticut General Statutes, as amended (the “Environmental Act”), at, upon under, within or emanating from the Property or any contiguous real estate which has been included in the property description of the Property within the preceding three years, and neither the Indemnitor nor any other party, is or shall be involved in operations at the Property, nor are there or shall there be any substances or conditions at, upon, under or within the Property, which could support a claim or cause of action or lead to the imposition on the Borrower or any other owner of the Property of liability or the creation of a lien on the Property, under RCRA, CERCLA, TSCA, FWPCA, CAA, the Environmental Act, or any other federal, state, or local environmental laws, regulations or ordinances (collectively, the “Environmental Law”).

4.           The Property has not been used for any purpose which would presently constitute a violation of any federal or state environmental laws or regulations, including but not limited to laws controlling hazardous waste or matter as provided in Title 42 USC, Section 9601 et seq., as amended, and CGS Section 22a-1 et seq.

5.           There are no underground storage tanks and facilities on the Property.

6.           Indemnitor has received all required federal, state, and local licenses, certificates or permits relating to the Property and Indemnitor’s facilities, businesses, property, and equipment are in compliance with such in all material respects.

7.           The Property is not an “establishment” as such term is defined in Connecticut General Statutes 22a-134 et seq. (the “Transfer Act”), as amended; no declaration to the Connecticut Department of Energy and Environmental Protection (“DEP”) is required under the Transfer Act; and the DEP has made no expenditures of any kind which could result in assertion of a lien on the Property.

8.           Indemnitor has complied and shall comply strictly and in all respects with the requirements of the Environmental Laws and shall notify the Bank promptly in the event Indemnitor gains knowledge of any spill upon the Property, and shall promptly forward to the Bank copies of all orders, notices, reports, permits, applications and other communications in connection with any such spill or any other matters relating to the Environmental Laws as they may affect the Property.  There have been no outstanding citations, notices or orders of noncompliance or violation issued to the Indemnitor or relating to their business, assets or property under the Environmental Laws with respect to the Property or any contiguous real estate which has been included in the property description of the Property within the preceding three years.

9.           Indemnitor shall not store or use on the Property any oil, petroleum, chemical liquids, solid, liquid, gaseous products, toxic substances, or any wastes, solid waste, hazardous waste or hazardous substance of any kind (collectively, “Hazardous Substances”), except in compliance with Environmental Laws.

10.           Upon the written request of Bank for good cause, and from time to time, Indemnitor shall, at their expense, execute such further instruments (provided that no such instruments expand the liability of Indemnitor hereunder) and deliver such further documents, including without limitation, environmental audit reports, environmental site assessment reports, and updates of such reports, from a qualified environmental engineer satisfactory to Bank, all in scope, form and content satisfactory to Bank.

11.           As further inducement to Bank to make the Loan, Indemnitor shall at all times indemnify and hold harmless Bank, and its successors and assigns forever, whether as holder of a Note, as secured party in possession, or as successor in interest to Bank as lessee of the Property, from and against all loss, liability, damage and expense, including without limitation, attorneys’ and other professional fees, suffered or incurred by Bank, and its successors and assigns, in connection with, but not limited to:  (i) the Environmental Laws, including without limitation, the assertion of any lien thereunder, and (ii) any spill affecting the Property whether or not the same originates or emanates from the Property or any such contiguous real estate, including, without limitation, any loss of value of the Property as a result of each such spill.

12.           In the event of any spill affecting the Property, whether or not the same originates or emanates from the Property or any contiguous real estate which has been included in the Property description of the Property within the preceding three years, and/or the failure to comply with any of the Environmental Laws, Indemnitor shall take, at its sole expense, such action as is necessary to remedy said spill or cure said failure of compliance, to Bank’s reasonable satisfaction.

13.           Failure to comply with any of the terms and provisions of this Certificate and Agreement after thirty (30) days written notice shall constitute an Event of Default under the Note, whereupon all outstanding principal, accrued interest and other sums due under the Loan, shall become immediately due and payable at Bank’s option.

14.           This Certificate and Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, may not be amended except in writing, and shall be binding upon Indemnitor and its heirs, executors, administrators, successors and assigns, and shall inure to the benefit of Bank, and its successors and assigns.

15.           This Certificate and Agreement shall survive foreclosure, deed-in-lieu of foreclosure, or satisfaction of the indebtedness under the Loan.

16.           Notwithstanding any term hereof to the contrary, Indemnitor shall have no liability to indemnify Lender for loss, liability, damage or expense arising from or out of Hazardous Substances first introduced to the Property after transfer of title to the Property to Lender or Lender’s designee pursuant to foreclosure proceedings or a deed in lieu, or except at any time Borrower is not in control of the Property.

17.           Notwithstanding any term hereof to the contrary, all remediation obligations hereunder are only to the extent of requirements set forth in Environmental Laws, and are further limited by the applicability of such Environmental Laws to the use of the Property (with such use being determined as of the date of this Agreement).

18.           Notwithstanding any term in this Agreement to the contrary, the obligations of Indemnitor under this Section 18 shall terminate (other than with respect to any outstanding unfulfilled obligations or claims that have been made) when each of the following conditions have been fully satisfied (the “Sunset Date”): (1) either (a) the Loan is repaid in full, or (b) there has occurred a foreclosure, deed in lieu of foreclosure or similar transfer of title to the Property; (2) Indemnitor delivers to Lender an environmental site assessment report (the “Subsequent Report”) prepared by the same environmental consultant which prepared the environmental report delivered to the Lender in connection with closing of the Loan (the “Original Environmental Report”), or another environmental consultant, and prepared within thirty (30) days of the Sunset Date,  evidencing no contamination by Hazardous Substances and no violation of any Environmental Laws with respect to the Property that were not originally identified in the Environmental Report; (3) there is no known or suspected contamination of the Property due to any Hazardous Substances which has not been remediated so that the current condition of the Property complies with Environmental Laws; and (4) there are no outstanding claims, suits or demands existing or threatened with respect to any Hazardous Substances or under any Environmental Laws relating to the Property.

[Remainder of page intentionally left blank]

[SIGNATURE PAGE ATTACHED TO AND PART OF THE ENVIRONMENTAL CERTIFICATE AND INDEMNITY AGREEMENT BY AIR REALTY GROUP LLC AND AIR INDUSTRIES GROUP IN FAVOR OF UNITED BANK]

IN WITNESS WHEREOF, the parties have executed this Agreement Environmental Certificate and Indemnity Agreement of the date first set forth above.

AIR REALTY GROUP LLC, a Connecticut limited liability company By:____________________________ Name:__________________________ Its:____________________________

STATE OF __________	)
) SS.
COUNTY OF ________	)

On this ___ day of _______, 201__, before me personally appeared ____________, the ___________________ of AIR REALTY GROUP LLC, a Connecticut limited liability company, to me known to be the person who executed the foregoing Guaranty and acknowledged before me that he is duly authorized and did execute same on behalf of said corporation.

________________________________ Notary Public __________________County, ________ My Commission Expires:______________

[SIGNATURE PAGE ATTACHED TO AND PART OF THE ENVIRONMENTAL CERTIFICATE AND INDEMNITY AGREEMENT BY AIR REALTY GROUP LLC AND AIR INDUSTRIES GROUP IN FAVOR OF UNITED BANK]

IN WITNESS WHEREOF, the parties have executed this Agreement Environmental Certificate and Indemnity Agreement of the date first set forth above.

AIR INDUSTRIES GROUP, a Nevada corporation By:____________________________ Name:__________________________ Its:____________________________

STATE OF __________	)
) SS.
COUNTY OF ________	)

On this ___ day of _______, 201__, before me personally appeared ____________, the ___________________ of AIR INDUSTRIES GROUP, a Nevada corporation, to me known to be the person who executed the foregoing Guaranty and acknowledged before me that he is duly authorized and did execute same on behalf of said corporation.

________________________________ Notary Public __________________County, ________ My Commission Expires:______________

[SIGNATURE PAGE TO REAL ESTATE PURCHASE AND SALE CONTRACT BETWEEN GREEN DESK LLC AND AIR REALTY GROUP LLC]

IN WITNESS WHEREOF, the parties hereto have executed this Real Estate Purchase and Sale Contract on the date first above written.

Buyer:

GREEN DESK LLC
a michigan limited liabillity company

By: __________________________
Name: ________________________
Title: _________________________
Date: _________________________

SELLER:

AIR REALTY GROUP LLC,
a Connecticut limited liability company

By: __________________________
Name: ________________________
Title: _________________________
Date: _________________________

ESCROW AGENT:

TITLE SOURCE, INC.

By: __________________________
Name: ________________________
Title: _________________________
Date: _________________________